================================================================================





                        SUBORDINATED SECURED SENIOR NOTE
                               PURCHASE AGREEMENT

                                     BETWEEN

                        FIRSTCITY FINANCIAL CORPORATION,
                                    AS ISSUER

                                       AND

                                IFA INCORPORATED,
                                  AS PURCHASER


                                DECEMBER 20, 1999






================================================================================

54892.0004

                               TABLE OF CONTENTS*
                               ------------------

1.       DEFINITIONS AND TERMS....................................................................................1
         1.1      Definitions.....................................................................................1
                  -----------
         1.2      GAAP...........................................................................................13
                  ----
         1.3      Company........................................................................................13
                  -------
         1.4      Rules of Construction..........................................................................14
                  ---------------------

2.       ISSUE AND SALE OF SECURITIES............................................................................15
         2.1      Authorization and Issuance of the Notes, the Warrants and the Option...........................15
                  --------------------------------------------------------------------
         2.2      Initial Sale and Purchase......................................................................15
                  -------------------------
         2.3      [Intentionally deleted]........................................................................15
                  -----------------------
         2.4      [Intentionally deleted]........................................................................15
                  -----------------------
         2.5      The Closing....................................................................................15
                  -----------
         2.6      Payments.......................................................................................16
                  --------

3.       CONDITIONS AND AGREEMENTS...............................................................................16
         3.1      Conditions to Purchase of Securities...........................................................16
                  ------------------------------------
         3.2      Taxes..........................................................................................19
                  -----
         3.3      Maximum Lawful Rate............................................................................20
                  -------------------
         3.4      Change of Laws.................................................................................21
                  --------------

4.       ANCILLARY AGREEMENTS....................................................................................21
         4.1      Guarantees.....................................................................................21
                  ----------
         4.2      Note Pledge Agreements.........................................................................21
                  ----------------------
         4.3      Stock Pledge Agreements........................................................................22
                  -----------------------
         4.4      Security Agreements............................................................................22
                  -------------------

5.       GENERAL WARRANTIES, REPRESENTATIONS AND COVENANTS.......................................................22
         5.1      General Representations and Warranties.........................................................22
         5.2      Survival of Warranties and Representations.....................................................30
         5.3      Exclusion of Harbor Debtors....................................................................31

6.       COVENANTS AND CONTINUING AGREEMENTS.....................................................................31
         6.1      Financial Covenants............................................................................31
                  -------------------
         6.2      Affirmative Covenants..........................................................................31
                  ---------------------
         6.3      Negative Covenants.............................................................................38
                  ------------------
         6.4      Required Notices...............................................................................44
                  ----------------
         6.5      Year 2000 Compliance...........................................................................45
                  --------------------
--------
*    The headings contained in this Table of Contents are for purposes of reference and convenience only and shall not limit or otherwise affect the meaning of this Agreement.

Table continued...
                                        i


7.       DEFAULT.................................................................................................46
         7.1      Events of Default..............................................................................46
                  -----------------
         7.2      Remedies Cumulative............................................................................49
                  -------------------
         7.3      Acceleration...................................................................................50
                  ------------
         7.4      Remedies.......................................................................................50
                  --------
         7.5      Injunctive Relief..............................................................................50
                  -----------------
         7.6      [Intentionally deleted]........................................................................50
         7.7      Subordination..................................................................................50
                  -------------

8.       GENERAL.................................................................................................50
         8.1      Compliance with ERISA..........................................................................50
                  ---------------------
         8.2      Costs..........................................................................................56
                  -----
         8.3      Statement......................................................................................56
                  ---------
         8.4      Notices........................................................................................56
                  -------
         8.5      Amendments and Waivers.........................................................................56
                  ----------------------
         8.6      No Implied Waiver; Remedies Cumulative.........................................................57
                  --------------------------------------
         8.7      Severability...................................................................................57
                  ------------
         8.8      Incorporation of Other Agreements..............................................................57
                  ---------------------------------
         8.9      Acceptance.....................................................................................58
                  ----------
         8.10     Knowledge......................................................................................58
                  ---------
         8.11     Waiver by the Company..........................................................................58
                  ---------------------
         8.12     Governing Law..................................................................................58
                  -------------
         8.13     Waiver of Marshalling..........................................................................59
                  ---------------------
         8.14     Limitation by Law..............................................................................59
                  -----------------
         8.15     Survival of Representations, Warranties and Covenants..........................................59
                  -----------------------------------------------------
         8.16     Service of Process.............................................................................59
                  ------------------
         8.17     Representation by Counsel......................................................................59
                  -------------------------
         8.18     Release of the Purchasers......................................................................60
                  -------------------------
         8.19     Invalidated Payments...........................................................................60
                  --------------------
         8.20     Headings.......................................................................................60
                  --------
         8.21     Counterparts...................................................................................60
                  ------------
         8.22     Fax Execution..................................................................................60
                  -------------
         8.23     No Third Party Beneficiaries...................................................................61
                  ----------------------------
         8.24     Domicile of Note...............................................................................61
                  ----------------
         8.25     Entire Agreement...............................................................................61
                  ----------------
         8.26     Construction...................................................................................61
                  ------------
         8.27     Successors and Assigns.........................................................................62
                  ----------------------
         8.28     Texas Language.................................................................................62
                  --------------
         8.29     Waiver of Trial by Jury........................................................................63
                  -----------------------
         8.30     Waiver of Claims...............................................................................63
                  ----------------
         8.31     No Agency or Partnership.......................................................................63
                  ------------------------
         8.32     Application of Payments........................................................................64
                  -----------------------

Table continued...
                                       ii



9.       INDEMNIFICATION; SET OFF................................................................................64
         9.1      Indemnification................................................................................64
         9.2      Set-Off........................................................................................64

10.      AGENT...................................................................................................65
         10.1     Appointment....................................................................................65
                  -----------
         10.2  Nature of Duties..................................................................................65
               ----------------
         10.3  Lack of Reliance..................................................................................66
               ----------------
         10.4  Certain Rights....................................................................................67
               --------------
         10.5  Reliance..........................................................................................67
               --------
         10.6  Indemnification...................................................................................67
               ---------------
         10.7  Collateral Agent, Individually....................................................................67
               ------------------------------
         10.8  Holders of Notes..................................................................................68
               ----------------
         10.9  Resignation.......................................................................................68
               -----------
         10.10  Reimbursement....................................................................................68
                -------------


         Exhibit A         Name and Address of the Purchasers
         Exhibit B         Form of Note
         Exhibit C         Form of Warrant
         Exhibit D         Form of Option

SUBORDINATED SECURED SENIOR NOTE PURCHASE AGREEMENT

        $25,000,000 Principal Amount of Subordinated Secured Senior Notes
                   due 2003 of FirstCity Financial Corporation


         SUBORDINATED SECURED SENIOR NOTE PURCHASE AGREEMENT, dated as of December 20, 1999, by and among FIRSTCITY FINANCIAL CORPORATION, a Delaware corporation (the "Company"), and IFA Incorporated, an Illinois corporation ("IFA"), as Collateral Agent and Purchaser.

                                     WHEREAS

         The Company desires to issue and sell and the other parties to this Agreement desire to purchase up to $25,000,000 in aggregate principal amount of the Company's Subordinated Secured Senior Notes due 2003 (the "Notes") on the terms and conditions set forth in this Agreement; and

         In order to induce such other parties to purchase the Notes to be issued pursuant to this Agreement, the Company has agreed to issue to such parties (i) warrants to purchase an aggregate of 425,000 shares of voting common stock, par value $0.01 per share, of the Company (the "Voting Common Stock"), and (ii) an option to acquire warrants to purchase an aggregate of 1,975,000 shares of Non-Voting Common Stock of the Company (the Non-Voting Common Stock, together with the Voting Common Stock, the "Common Stock"), in each case subject to the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, the parties hereto, in consideration of the premises and their mutual covenants and agreements herein set forth and intending to be legally bound hereby, covenant and agree as follows:

1.       DEFINITIONS AND TERMS

         1.1 Definitions. The following words, terms and/or phrases shall have the meanings set forth thereafter and such meanings shall be applicable to the singular and plural form thereof, giving effect to the numerical difference:

                  "Affiliate": any Person (i) in which the Company and/or any Parent, individually, jointly and/or severally, now or at any time or times hereafter, has or have an equity or other ownership interest equal to or in excess of twenty-five percent (25%) of the total equity of or other ownership interest in such Person; and/or (ii) which directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with the Company; and/or
         (iii) any officer or director of the Company or any Affiliated Entity. For purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Stock, by contract or otherwise, and in any case shall include direct or indirect ownership (beneficially or of record) of, or direct or indirect power to vote, 25% or more of the outstanding shares of any class of capital stock of such Person (or in the case of a Person that is not a corporation, 25% or more of any class of equity interest). Notwithstanding the foregoing, none of the Harbor Debtors shall be deemed to be an Affiliate for the purposes of this Agreement.

                  "Affiliated Entity": each Guarantor, Primary Obligor and Secondary Obligor.

                  "Agreement": this Subordinated Secured Senior Note Purchase Agreement, together with all Modifications hereto.

                  "and/or": one or the other or both, or any one or more or all, of the things or Persons in connection with which the conjunction is used.

                  "Assets": any and all real, personal and intangible property of a Person, including, without limitation, accounts, chattel paper, contract rights, letters of credit, instruments and documents, equipment, general intangibles, inventory, leases, options, licenses, and real property, whether now existing or hereafter acquired or arising.

                  "Business Day": any day, other than a Saturday, Sunday, a day that is a legal holiday under the laws of the State of Illinois, the State of New York or the State of Texas or any other day on which banking institutions located in the State of Illinois, the State of New York or the State of Texas are authorized or required by law or other governmental action to close.

                  "Capitalized Lease": at any time any lease which is, or is required under GAAP to be, capitalized on the balance sheet of the lessee at such time, and "Capitalized Lease Obligation" of any Person at any time shall mean the aggregate amount which is, or is required under GAAP to be, reported as a liability on the balance sheet of such Person at such time as lessee under a Capitalized Lease.

                  "Charges": all Federal, state, county, city, municipal and/or other governmental (or any instrumentality, division, agency, body or department thereof, including without limitation the Pension Benefit Guaranty Corporation) taxes, levies, assessments, charges upon and/or relating to the Company's Assets, the Company's Obligations, the Company's business, the Company's ownership and/or use of any of its Assets, the Company's income and/or gross receipts and/or the Company's ownership and/or use of any of its material Assets.

                  "Closing": the meaning assigned to that term in Section 2.5 hereof.

                  "Closing Date": December 20, 1999.

                  "Closing Date Exceptions Schedule": the meaning assigned to that term in the introductory paragraph to Section 5.1 hereof. "Code": the Internal Revenue Code of 1986, as amended.

                  "Collateral Agent":  IFA, its successors and assigns.

                  "Common Stock": the meaning set forth in the Recitals to this Agreement.

                  "Company's Liabilities": all obligations and liabilities of the Company to the Purchasers under the terms of this Agreement and the Other Agreements, and all extensions and renewals or refinancing thereof, whether such obligation or liability is direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, whether heretofore arising, now existing or hereafter arising, however evidenced, created, incurred, acquired or owing and whether now contemplated or hereafter arising. Without limitation of the foregoing, such liability and obligations include the principal amount of the Notes, interest, fees, indemnities or expenses under this Agreement and all Other Agreements, and all extensions, renewals and refinancing thereof, whether or not such Notes were made in compliance with the terms and conditions of this Agreement. The Company's Liabilities shall remain the Company's Liabilities, notwithstanding any assignment or transfer or any subsequent assignment or transfer of any of the Company's Liabilities or any interest therein.

                  "Company's Obligations": all terms, conditions, warranties, representations, agreements, undertakings, covenants and provisions (other than the Company's Liabilities) to be performed, discharged, kept, observed or complied with by the Company to or for the benefit of the Purchasers under the terms of this Agreement and all Other Agreements, and all extensions and renewals or refinancing thereof, whether such obligation is direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether heretofore arising, now existing or hereafter arising, however evidenced, created, incurred, acquired or owing and whether now contemplated or hereafter arising. The Company's Obligations shall remain the Company's Obligations, notwithstanding any assignment or transfer or any subsequent assignment or transfer of any of the Company's Obligations or any interest therein.

                  "Consolidated Group": the Company and those Affiliates of the Company required to file consolidated tax returns pursuant to Section 1502 of the Code, other than the Harbor Debtors.

                  "Costs": any and all reasonable costs and expenses (including, without limitation, the reasonable fees and expenses of any counsel, accountants, appraisers or other professionals) incurred by a Purchaser or the Collateral Agent at any time, in connection with: (i) the preparation, negotiation, execution and administration of this Agreement and all Other Agreements; (ii) the preparation, negotiation and execution of any amendment or modification of this Agreement or the Other Agreements; (iii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon the Pledged Property; (iv) the exercise or enforcement of any of the rights of the Purchasers hereunder; (v) any failure by the Company to perform or observe any of the provisions hereunder; (vi) any litigation, contest, dispute, suit, proceeding or action (whether instituted by one or more Purchasers, the Company or any other Person) in any way relating to this Agreement, the Other Agreements, the Secured Obligations, the Pledged Property, or, to the extent instituted by any third party, the Company's affairs or any Affiliate's affairs; (vii) any attempt to enforce any rights of the Purchasers against the Company or any other Person which may be obligated to the Purchasers by virtue of this Agreement or the Other Agreements; and (viii) performing any of the obligations relating to or payment of any of the Secured Obligations hereunder in accordance with the terms hereof. Notwithstanding anything to the contrary contained herein, Costs shall not include any fees, cost, loss, expense or damage arising from any dispute, proceeding or claim by, between or among (A) any one or more of the Purchasers and (B) any other Purchaser or Purchasers, relative to the rights, duties and/or liabilities of any such Person herein or under any of the Other Agreements.

                  "Default Rate": interest at the rate of the greater of (i) 14% per annum or (ii) the rate which Citibank N.A. announces from time to time as its prime lending rate as in effect from time to time, plus 6% per annum.

                  "Environmental Laws": any Federal, state or local law, rule, regulation, ordinance, order, code or statute applicable to the Company or its property, in each case as amended (whether now existing or hereafter enacted or promulgated), controlling, governing or relating to the pollution or contamination of the air, water or land or concerning hazardous, special or toxic materials, wastes or substances, or any judicial or administrative interpretation of such laws, rules or regulations, including, without limitation, the Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), Safe Drinking Water Act (42 U.S.C. ss. 3000(f) et seq.), Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), Clean Air Act (42 U.S.C. ss. 7401 et seq.), and Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.
         ss. 9601 et seq.).

                  "Event of Default": the meaning assigned to that term in
         Section 7.1 hereof.

                  "Exchange Act": the Securities Exchange Act of 1934, as amended.

                  "Excluded Entities": the meaning assigned to that term in
         Section 4.3 hereof.

                  "Excluded Notes": the meaning assigned to that term in Section
         4.2 hereof.

                  "FC Capital": FC Capital Corp., a New York corporation.

                  "FC Commercial": FirstCity Commercial Corporation, a Texas corporation.

                  "FC Commercial Line of Credit": a line of credit or loan facility, approved in writing by the Lenders or the Majority Noteholders (such approval not to be unreasonably withheld), to be made available by a Person to FC Commercial, FC International and/or FC Holdings in an amount not to exceed $17,000,000 in the aggregate to be used for the purpose of funding investments in entities formed to acquire asset portfolios or to service asset portfolios and which line of credit or loan facility will be secured by first priority security interests in the assets of FC International and in the equity interests acquired with the proceeds of the line of credit or loan facility.

                  "FC Consumer Lending": FirstCity Consumer Lending Corporation, a Texas corporation.

                  "FC Consumer Lending Line of Credit": a line of credit or loan facility, approved in writing by the Lenders or the Majority Noteholders (such approval not to be unreasonably withheld), to be made available by a Person to FC Consumer Lending and/or its Subsidiaries in an amount not to exceed the lesser of (a) 30% of the book value of auto residuals, or (b) $25,000,000 which will be secured by the Assets of FC Consumer Lending, except for equity interests in FirstCity Funding L.P. or FirstCity Consumer Finance Corporation.

                  "FC Financial": FirstCity Financial Corporation, a Delaware corporation.

                  "FC Holdings": FirstCity Holdings Corporation, a Texas corporation.

                  "FC International": FirstCity International Corporation, a Texas corporation.

                  "FC Servicing": FirstCity Servicing Corporation, a Texas corporation.

                  "Fee Agreements": any partnership agreement, management agreement, consulting agreement, or other agreements pursuant to which the Company or any Affiliated Entity is to be paid fees, distributions, allocations, expense reimbursements, consideration, salary or other compensation in consideration for providing management, personnel or services, in any form whatsoever, from any Affiliate or from any other Person. Services to be rendered under Fee Agreements may include, but not be limited to, consulting, collecting revenues, paying operating expenses not paid directly by others, and providing clerical and bookkeeping services.

                  "Financials": those financial statements of the Company, heretofore, concurrently herewith or hereafter delivered by or on behalf of the Company to the Purchasers, including but not limited to those financial statements and reports delivered by the Company to the Purchasers pursuant to Section 6.2(c).

                  "First B": the meaning assigned to such term in the Loan Agreement.

                  "First X": the meaning assigned to such term in the Loan Agreement.

                  "GAAP": generally accepted accounting principles applied in the preparation of the financial statements of a Person with such changes thereto as: (i) shall be consistent with the then-effective principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors, and (ii) shall be concurred in by the independent certified public accountants of recognized standing acceptable to the Purchasers reviewing such financial statements of such Person; provided that KPMG LLP shall be deemed to be acceptable to the Purchasers as independent certified public accountants of recognized standing for the purposes of applying GAAP.

                  "Governmental Authority": any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                  "Guaranty" or "Guarantees": any one or more of the guarantees of payment and performance, dated as of the date hereof, granted by the Guarantors to guaranty repayment of the Secured Obligations, together with all Modifications thereto.

                  "Guarantors": collectively and jointly and severally, (i) FC Commercial, (ii) FC Consumer Lending, (iii) FC International, (iv) FC Servicing, (v) FC Capital and (vi) FC Holdings and each other Person who has guaranteed all or any portion of the Secured Obligations.

                  "Guaranty Equivalent": any agreement, document or instrument pursuant to which a Person directly or indirectly guarantees, becomes surety for, endorses, assumes, agrees to indemnify the obligee of any other Person against, or otherwise agrees, becomes or remains liable (contingently or otherwise) for, such obligation, other than by endorsements of instruments in the ordinary course of business. Without limitation, a Guaranty Equivalent shall be deemed to exist if a Person agrees, becomes or remains liable (contingently or otherwise), directly or indirectly: (i) to purchase or assume, or to supply funds for the payment, purchase or satisfaction of, an obligation; (ii) to make any loan, advance, capital contribution or other investment in, or a purchase or lease of any property or services from, a Person; (iii) to maintain the solvency of such Person; (iv) to enable such Person to meet any other financial condition; (v) to enable such Person to satisfy any obligation or to make any payment; (vi) to assure the holder of an obligation against loss; (vii) to purchase or lease property or services from such Person regardless of the non-delivery of or failure to furnish of such property or services; or (viii) in respect of any other transaction the effect of which is to assure the payment or performance (or payment of damages or other remedy in the event of nonpayment or nonperformance) of any obligation.

                  "Harbor Debtors": collectively, (i) Harbor Financial Mortgage Corp., (ii) NAF, Inc. (f/k/a New America Financial, Inc.), (iii) Hamilton Financial Services Corp., (iv) Community National Mortgage Corp., (v) CalCap, Inc. and (vi) Harbor Financial Group, Inc.

                  "Harbor Proceedings": The jointly administered Chapter 11 bankruptcy cases, bearing Case No. 99-37255-SAF-11, styled as In Re Harbor Financial Group, Inc., et al., pending in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, under which the Harbor Debtors are operating as debtors-in-possession, including any conversion of such Chapter 11 cases to Chapter 7

                  "HSR Act": means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (or any successor statute in effect from time to time), and the rules and regulations of the Federal Trade Commission promulgated thereunder.

                  "IFA": the meaning assigned to that term in the introductory paragraph to this Agreement.

                  "Indebtedness": with respect to any Person, at a particular time (without duplication): (i) all obligations on account of money borrowed by, or credit extended to or on behalf of, or for or on account of deposits with or advances to, such Person, except for inter-affiliate transactions entered into in the ordinary course of business on arms-length terms by and among FC Financial and any Affiliate or by and among the Affiliates which are accounted for in book entries in the books and records of the applicable persons and which is not evidenced by a note or other instrument; (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (iii) all obligations of such Person for the deferred purchase price of property or services other than trade payables incurred in the ordinary course of business and on terms customary in the trade and not more than sixty (60) days past due; (iv) all obligations secured by a Lien on property owned by such Person (whether or not assumed); and all obligations of such Person under Capitalized Leases (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under such Capitalized Lease to repossession or sale of such property); (v) the face amount of all letters of credit issued for the account of such Person and, without duplication, the unreimbursed amount of all drafts drawn thereunder, and all other obligations of such Person associated with such letters of credit or draws thereon; (vi) all obligations of such Person in respect of acceptances or similar obligations issued for the account of such Person; (vii) all obligations of such Person under a product financing or similar arrangement; (viii) all obligations of such Person under any interest rate or currency protection agreement, interest rate or currency future, interest rate or currency option, interest rate or currency swap or cap or other interest rate or currency hedge agreement; and (ix) all obligations and liabilities with respect to unfunded vested benefits under any "employee benefit plan" or with respect to withdrawal liabilities incurred under ERISA by the Company or any ERISA Affiliate to a "multiemployer plan", as such terms are defined under the Employee Retirement Income Security Act of 1974.

                  "Indebtedness Instrument": any note, mortgage, indenture, chattel mortgage, deed of trust, loan agreement, hypothecation agreement, pledge agreement, security agreement, financing statement or other document, instrument or agreement evidencing or securing the payment of or otherwise relating to the borrowing of monies. Indebtedness Instruments shall include, but not be limited to, the Senior Note, the Loan Agreement, the Notes, this Agreement and the Other Agreements (other than the Warrants and the Option).

                  "Initial Closing": the meaning assigned to that term in
         Section 2.5 hereof.

                  "Initial Closing Date": the Closing Date.

                  "Initial Notes": the meaning assigned to that term in Section
         2.1 hereof.

                  "Initial Securities": the meaning assigned to that term in
         Section 2.1 hereof.

                  "Initial Warrants": the meaning assigned to that term in
         Section 2.1 hereof.

                  "Issue Price": $25,000,000

                  "Lenders" and "Lender": (x) Bank of Scotland, acting through its branch in New York, New York, with its principal place of business at 565 Fifth Avenue, New York, New York 10017, as managing agent, administrative agent and collateral agent on behalf of the lenders from time to time party to the Loan Agreement, and (y) individually and collectively, the lenders from time to time party to the Loan Agreement, subject to the provisions contained therein pertaining to Persons becoming or ceasing to be Lenders. Any reference to "Lenders" shall be deemed to mean all, or any one or more Lenders, unless the context clearly provides otherwise.

                  "Lien": any mortgage, deed of trust, pledge, lien, hypothecation, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

                  "Loan Agreement": the amended and restated Loan Agreement dated as of the date hereof by and among the Company and the Lenders and all documents and instruments entered into in connection therewith, including without limitation the Senior Notes, each as in effect on the Closing Date, together with all Modifications thereto to the extent permitted by the terms of the Subordination Agreement.

                  "Loan Documents":  the meaning assigned in Section 9.2 hereof.

                  "Loan Party": the Company and every other Person (other than IFA, any other Purchaser or any other holder of a Note, a Warrant or the Option) who is a party to this Agreement or any one or more of the Other Agreements.

                  "Majority Noteholders": the holders of two-thirds in aggregate principal amount of the Notes at the relevant time.

                  "Material Adverse Effect": any effect that (i) is material and adverse to the financial condition, results of operations, business or prospects of the Company and/or its Subsidiaries or any Affiliated Entity or (ii) materially impairs the ability of the Company or any Affiliated Entity to perform its obligations under this Agreement or any Other Agreement.

                  "Modifications": any extension, renewal, substitution, replacement, restatement, reaffirmation, substitute, supplement, amendment or modification of any agreement, certificate, document, instrument or other writing, whether or not contemplated in the original agreement, document or instrument.

                  "National Auto Funding": means National Auto Funding Corporation, a Texas corporation.

                  "Net Proceeds": all proceeds of Indebtedness received by the Company after deduction of all fees and expenses paid or to be paid in connection with the issuance of such Indebtedness.

                  "Non-Voting Common Stock": common stock of the Company, par value $0.01 per share, having the attributes required by Section 6.02(o).

                  "Notes": the Subordinated Secured Senior Notes due 2003, to be substantially in the form of the note attached hereto as Exhibit B, in the original, aggregate principal amount of $25,000,000, issued by the Company to the Purchasers pursuant to this Agreement, together with all Modifications thereto.

                  "Note Pledge Agreements": the note pledge agreement, dated as of the date hereof, granted by the Company and other Loan Parties to secure the Secured Obligations, pursuant to which such Loan Party has pledged to the Purchasers certain promissory notes made by such Loan Party payable to the order of the Company, together with all Modifications thereto.

                  "Option": the meaning assigned to that term in Section 2.1 hereof.

                  "Option Warrants": the meaning assigned to that term in
         Section 2.1 hereof.

                  "Option Securities": the Option Warrants.

                  "Organic Documents": with respect to any Person, its articles or certificate of incorporation, by-laws, shareholder's agreement, certificate of partnership, certificate of limited partnership, partnership agreement, articles of organization, operating agreement, or similar documents or agreements governing its management and the rights and privileges of its equity owners, together with all Modifications thereto.

                  "Other Agreements": the Notes, the Warrants, the Option, the Note Pledge Agreement, the Partnership Pledge Agreement, the Stock Pledge Agreement, the Security Agreement and the Guaranty, together with all other agreements, instruments and documents from time to time evidencing or securing the Notes or the transactions contemplated herein or therein, together with all Modifications thereto.

                  "Parent": any Person, now or at any time or times hereafter, owning or controlling (alone or with the Company, any Subsidiary and/or any other Person) at least a majority of the issued and outstanding Stock or other ownership interest of the Company or any Subsidiary (hereinafter defined). For purposes of this definition, "control" shall have the meaning assigned to this term in the definition of Affiliate in Section 1.1. Notwithstanding the foregoing, no Person shall be a Parent which is not a Parent of the Company or a 50.1% (or more) owned subsidiary (directly or indirectly) of the Company.

                  "Partnership Pledge Agreement": the partnership interest pledge agreement, dated as of the date hereof, granted by the Company and other Loan Parties to secure the Secured Obligations, pursuant to which such Loan Parties have pledged to the Purchasers certain partnership interests in the Pledged Entities to secure the Secured Obligations.

                  "Permitted Liens": (i) any liens created in connection with the Senior Debt but only to the extent such Senior Debt is permitted under the Subordination Agreement; (ii) liens for Charges which are not yet due and payable or which are expressly permitted pursuant to the terms hereof, or claims and unfunded liabilities under ERISA not yet due and payable or which are being contested in good faith; (iii) liens arising in connection with worker's compensation, unemployment insurance, old age pensions and social security benefits which are not overdue or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest any proceedings commenced for the enforcement of such lien shall have been duly suspended and such provision for the payment of such lien has been made on the books of the Company (or the applicable Affiliate) as may be required by GAAP; (iv) liens incurred in the ordinary course of business to secure the performance of statutory obligations arising in connection with progress payments or advance payments due under contracts with the United States Government or any agency thereof entered into in the ordinary course of business; (v) any liens securing Indebtedness of the Company (or any Affiliate) to any Persons in an aggregate amount less than $200,000; (vi) Charges relating to Assets of First B and First X; (vii) as to any Affiliate other than the Company or a Primary Obligor, purchase money liens in connection with the acquisition of Assets so long as such Liens encumber only the Assets acquired, (viii) as to any Affiliate other than the Company or a Primary Obligor, Liens relating to Indebtedness incurred in connection with warehousing assets or the securitization of Assets, so long as such Liens encumber only the assets warehoused or securitized, (ix) those Liens disclosed on
         Schedule 5.1(g), (x) Liens securing the Notes, (xi) Liens only on property of Secondary Obligors, and (xii) Liens granted pursuant to, and as security for, the FC Commercial Line of Credit and the FC Consumer Lending Line of Credit.

                  "Person": any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, Federal, state, county, city, municipal or otherwise, including without limitation any instrumentality, division, agency, body or department thereof).

                  "Pledge Agreements": individually and collectively, the Note Pledge Agreement, the Stock Pledge Agreement and the Partnership Pledge Agreement.

                  "Pledged Entities": those entities whose shareholders, partners, members or other equity owners have pledged an equity interest in such entity to secure the Secured Obligations.

                  "Pledged Notes": those certain promissory notes identified on
         Schedule 4.2(b), which have been pledged to the Purchasers pursuant to the Note Pledge Agreements.

                  "Pledged Property": any and all other property (real, personal or intangible) pledged by the Company or any other Loan Party to secure payment and performance of the Secured Obligations, including but not limited to: (i) any and all Collateral, as defined in the Security Agreements; (ii) any and all interests pledged pursuant to the Note Pledge Agreements; and (iii) any and all interests pledged pursuant to the Stock Pledge Agreements.

                  "Primary Obligors": collectively, (i) FC Capital, (ii) FC Commercial, (iii) FC Servicing and (iv) FC Consumer Lending.

                  "Purchaser" or "Purchasers": IFA Incorporated, in its capacity as Purchaser hereunder, and its permitted successors and assigns as provided herein. For avoidance of doubt, each registered holder of a Note shall constitute a Purchaser.

                  "Records": all books, records, computer records, computer software, ledger cards, programs and other computer materials, customer and supplier lists, invoices, orders and other property and general intangibles at any time evidencing or relating to a Person's Assets or liabilities.

                  "REO Affiliate": the meaning provided for such term in the Loan Agreement.

                  "SEC": the Securities and Exchange Commission.

                  "Secondary Obligors": the meaning provided for such term in the Loan Agreement.

                  "Secured Obligations": all of the Company's Liabilities, the Company's Obligations and all other obligations and liabilities of the Company or any other Loan Party to the Purchasers under the terms of this Agreement and the Other Agreements, together with all Modifications thereof, whether such obligation or liability is direct or indirect, otherwise secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, whether heretofore arising, now existing or hereafter arising, however evidenced, created, incurred, acquired or owing and whether now contemplated or hereafter arising. Without limitation of the foregoing, such liability and obligations include the principal amount of the Notes, interest, fees, indemnities or expenses under this Agreement or any Other Agreement. Secured Obligations shall remain Secured Obligations, notwithstanding any assignment or transfer or any subsequent assignment or transfer of any of the Secured Obligations or any interest therein. Notwithstanding the foregoing, the Company's obligations under the Warrants and the Option shall not be secured by any collateral at any time when the Company's obligations under this Agreement and the Notes are no longer secured by collateral.

                  "Securities": the Initial Securities and the Option
         Securities.

                  "Securities Act": the Securities Act of 1933, as amended.

                  "Securities Laws": the Securities Act, the Exchange Act and all other applicable Federal and state securities laws and regulations promulgated pursuant thereto.

                  "Security Agreements": the security agreement dated as of the date hereof executed by the Company, FC Consumer Lending, FC Commercial, FC Servicing, FC Capital, FC International and FC Holdings to secure the Secured Obligations, together with all Modifications thereto.

                  "Senior Debt": all obligations and liabilities of the Company to the Lenders under the Loan Agreement.

                  "Senior Notes": the revolving notes of the Company issued under the Loan Agreement as in effect on the Closing Date, together with all Modifications thereto to the extent permitted by the terms of the Subordination Agreement.

                  "Stock": all shares, interests, participations or other equivalents (however designated) of or in a corporation, whether voting or non-voting, including, but not limited to, common stock, warrants, preferred stock, convertible debentures and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.

                  "Stock Pledge Agreements": the stock pledge agreement, dated as of the date hereof, granted by the Company and other Loan Parties to secure the Secured Obligations, pursuant to which such Loan Party has pledged to the Purchasers Stock or other equity interests in the Pledged Entities to secure the Secured Obligations, together with all Modifications thereto.

                  "Subordination Agreement": the meaning assigned to such term in Section 3.1(e) hereof.

                  "Subsidiary": any Person at least a majority of whose issued and outstanding Stock or other ownership interests now or at any time hereafter is owned (directly or indirectly) by the Company, including without limitation any Affiliated Entity.

                  "Tangible Net Worth": as determined at any time, the total of shareholders' equity (including capital (both common and preferred) stock, additional paid-in capital and retained earnings after deducting treasury stock) of a Person, less the sum of the total amount of any intangible assets, which, for purposes of this definition, shall include, without limitation, general intangibles and, if applicable, all accounts receivable from any Affiliate of such Person not incurred in the ordinary course of business or any loan to any director or officer of any Affiliate of such Person, unamortized deferred charges and goodwill, all as determined in accordance with GAAP.

                  "Underlying Common Stock": (i) the Common Stock issued or issuable upon exercise of the Warrants and (ii) any equity securities issued or issuable with respect to the securities referred to in clause
         (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Any Person who holds a Warrant will be deemed to be the holder of the Underlying Common Stock obtainable upon exercise of the Warrant, regardless of any restriction on the exercise of the Warrant for purposes of the preemptive or other rights specifically provided for in this Agreement. Notwithstanding the foregoing, a Warrant shall not entitle the holder thereof to any voting rights or other rights as a stockholder of the Company.

                  "Unmatured Default": any event or condition which, with the passage of time or the giving of notice or both, would constitute an Event of Default hereunder.

                  "Voting Common Stock": the meaning set forth in the Recitals to this Agreement.

                  "Warrants": the Initial Warrants (substantially in the form of the warrant attached hereto as Exhibit C) and/or the Option Warrants (substantially in the form provided for by the Option) and/or any other Warrants issued by the Company pursuant to, or in connection with, this Agreement, the Option or any other Warrant, in each case together with all Modifications thereto.

         1.2 GAAP. Except as otherwise defined in this Agreement or the Other Agreements, all accounting terms used herein shall have the meaning ascribed to that term in accordance with GAAP.

         1.3 Company. Whenever the context so requires, the use of "it" in reference to the Company shall mean the Company as defined above.

         1.4 Rules of Construction. In this Agreement, unless a clear contrary intention appears:

                  (a) the singular number includes the plural number and vice versa; reference to any gender includes each other gender;

                  (b) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

                  (c) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, provided that nothing in this clause is intended to authorize any assignment not otherwise permitted by this Agreement;

                  (d) reference to any agreement, document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and reference to any note includes any note issued pursuant to any Other Agreements in extension or renewal thereof and in substitution or replacement therefor;

                  (e) unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;

                  (f) the words "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term;

                  (g) with respect to the determination of any period of time, the word "from" means "from and including" and the word "to" means "to but excluding;"

                  (h) reference to any law means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time; and

                  (i) the Article and Section headings herein are for convenience only and shall not affect the construction hereof; and

                  (j) any requirement herein that a document, agreement, amount or other item be "satisfactory" or "acceptable" (or words of similar import) to the Majority Noteholders or to all Noteholders shall be construed (unless specifically stated otherwise) to require that the same be satisfactory to the Majority Noteholders or all Noteholders (as the case may be) in its or their absolute and sole discretion, and any reference herein to any consent or waiver by the Majority Noteholders or all Noteholders (and words of similar import) shall be construed (unless specifically stated otherwise) to entitle the Majority Noteholders or all Noteholders (as the case may be) to grant or withhold such consent or waiver in its or their absolute and sole discretion.

2.       ISSUE AND SALE OF SECURITIES

         2.1 Authorization and Issuance of the Notes, the Warrants and the Option. The Company has duly authorized the initial issuance and sale to the Purchasers of (i) $25,000,000 in aggregate principal amount of Notes (the "Initial Notes"), (ii) warrants evidencing the Purchasers' rights to acquire an aggregate of 425,000 shares of Voting Common Stock (the "Initial Warrants"), and
(iii) an option (the "Option" and, together with the Initial Notes and the Initial Warrants, the "Initial Securities") to acquire the Option Warrants (as hereafter defined). In addition, the Company has duly authorized the subsequent issuance to the Purchasers of warrants evidencing the Purchasers' rights to acquire an aggregate of 1,975,000 shares of Non-Voting Common Stock (the "Option Warrants") upon exercise of the Option.

         2.2 Initial Sale and Purchase. Subject to the terms and conditions and in reliance upon the representations, warranties and agreements set forth herein, at the Initial Closing, the Company shall sell to each Purchaser, and each Purchaser shall purchase from the Company, (i) the amount of Initial Notes and (ii) the number of Initial Warrants set forth opposite such Purchaser's name on Exhibit A hereto.

         2.3      [Intentionally deleted]

         2.4      [Intentionally deleted].

         2.5 The Closing. Delivery of and payment for the Initial Securities (the "Initial Closing" or "Closing") shall be made at the offices of Sachnoff & Weaver, Ltd., 30 South Wacker Drive, Suite 2900, Chicago, Illinois 60606, commencing at 9:00 a.m., local time, on December 20, 1999, or at such other place or on such other date and at such other time as may be mutually agreeable to the Company and the Purchasers.

                  Delivery of the Initial Securities shall be made to the Purchasers against payment of the full Issue Price, less any amounts payable pursuant to Section 3.1(h) hereof to the extent then able to be determined by the Purchasers, by wire transfer of immediately available funds to or at the direction of the Company in the manner agreed to by the Company and the Purchasers. The Notes shall be issued in such name or names and in such permitted denomination or denominations as a Purchaser may request in writing not less than two Business Days before the Closing Date; in the absence of such a request from a Purchaser, a single Note will be issued in the Purchaser's name. The Initial Warrants shall be registered in such name or names as a Purchaser may request in writing not less than two Business Days before the Closing Date; in the absence of such a request from a Purchaser, a single Warrant will be registered in the Purchaser's name. The Option shall be issued in such name or names as a Purchaser may request in writing not less than two Business Days before the Closing Date; in the absence of such a request from a Purchaser, a single Option will be issued in IFA's name.

         2.6 Payments. All payments to a Purchaser under this Agreement and the Other Agreements shall be payable in lawful currency of the United States of America in immediately available funds on or before noon New York time on the due date at the address or such place or places, or by wire transfer of funds to such account, as the Purchaser may designate in writing to the Company. Any and all payments which may be received by or tendered to a Purchaser by the Company or any other Person at any time or from time to time and which relate to the Notes held by it shall be applied in the following order of priority: (i) Costs;
(ii) accrued but unpaid interest, premiums and late payment fees; and (iii) principal.

3.       CONDITIONS AND AGREEMENTS

         3.1 Conditions to Purchase of Securities. The obligations of each Purchaser, acting severally and not jointly and as to itself only, to purchase and pay for the Securities set forth opposite its name on Exhibit A hereto pursuant to Section 2.2 hereof is subject to the satisfaction prior to or at the Closing of the following conditions:

                  (a) Representations True. The representations and warranties contained in this Agreement and the Other Agreements shall be true and correct in all material respects at and as of the Closing Date as though then made, except where such representations and warranties speak as of a different date and except to the extent of changes caused by the transactions expressly contemplated or permitted herein. The representations and warranties of the Company contained in the Loan Agreement shall be true and correct in all material respects at and as of the Closing Date, except where such representations and warranties speak as of a different date.

                  (b) Corporate Action. All corporate action necessary to authorize the execution and delivery of this Agreement and each Other Agreement and the consummation of the transactions contemplated hereby and thereby shall have been taken by the Company and each Affiliated Entity.

                  (c) Senior Loans Made. The loans to be made by the Lenders on the Closing Date under the Loan Agrement shall have been made.

                  (d) No Litigation. Except as previously disclosed in writing to the Purchasers and the Lenders, there shall be no litigation outstanding or instituted or threatened against the Company or any Affiliated Entity which the Purchaser determines in its sole and absolute discretion to be material.

                  (e) Loan Agreement; Subordination Agreement. The Company and the Lenders shall have entered into the Loan Agreement providing for loans to the Company in the aggregate original principal amount not greater than $88,000,000, and the Loan Agreement will be in full force and effect as of the Closing Date and will not have been amended or modified. The Lenders, the Company and the Purchasers shall have entered into a subordination agreement in form and substance satisfactory to the Purchaser and the Lenders in their sole and absolute discretion (the "Subordination Agreement").

                  (f)      [Intentionally deleted]

                  (g) Closing Documents. The Company shall have delivered to the Purchaser all of the following documents in form and substance satisfactory to the Purchaser:

                           (i) one or more Notes (as designated by the Purchaser
                  pursuant to Section 2.5) sufficient to evidence the Notes to be issued and sold by the Company and purchased by the Purchaser, duly completed and executed by the Company;

                           (ii) one or more Warrants (as designated by the
                  Purchaser pursuant to Section 2.5) sufficient to evidence the Warrants to be issued and sold by the Company and purchased by the Purchaser on the Closing Date, duly completed and executed by the Company, together with the Option (substantially in the form of the option attached hereto as Exhibit D), duly completed and executed by the Company;

                           (iii) a counterpart of this Agreement duly executed
                  and delivered by the Company and a counterpart of each Other Agreement (other than the Notes and the Warrants) duly executed and delivered by the Company and the applicable Affiliated Entity, as applicable;

                           (iv) a certificate of the secretary or the assistant
                  secretary of the Company and each Affiliated Entity, certifying the names and true signatures of the officers of the Company and such Affiliated Entity authorized to sign this Agreement and the Other Agreements, as applicable, to be delivered by the Company hereunder;

                           (v) certificate dated the Closing Date from an
                  officer of the Company stating that the conditions specified in Section 3.1(a) through (g) have been fully satisfied;

                           (vi) certified copies of the resolutions duly adopted
                  by the Company's board of directors authorizing the execution, delivery and performance of this Agreement and each of the Other Agreements, instruments and documents contemplated hereby to which the Company is a party and the consummation of all transactions contemplated by this Agreement and the Other Agreements;

                           (vii) certified copies of the resolutions duly
                  adopted by the board of directors of each Affiliated Entity authorizing the execution, delivery and performance of each Other Agreement to which it is a party and the consummation of all transactions contemplated by each such Other Agreement;

                           (viii) certified copies of the Organic Documents of
                  the Company, each Affiliated Entity and each other Affiliate of the Company as may be requested by the Purchaser, each as in effect at the Closing;

                           (ix) certificates of good standing dated not more
                  than 10 days prior to the Closing Date for the Company and each Affiliated Entity issued by their respective jurisdictions of formation and the jurisdictions listed on
                  Schedule 5.1(a)(i) and (ii) hereof;

                           (x) solvency certificates for the Company and each
Affiliated Entity;

                           (xi) copies of the Loan Agreement and the Senior
                  Notes, with all exhibits and schedules thereto and all collateral or related agreements, instruments or documents entered into or delivered in connection therewith, each as in effect at the Closing;

                           (xii) the opinion to the Purchasers, dated the
                  Closing Date, of Patton Boggs, LLP, counsel to the Company, in form and substance satisfactory to the Purchaser in its sole and absolute discretion, with respect to matters which are customary for transactions of the type contemplated hereby, including without limitation usury matters and the validity of the security interests created by the Guarantees, the Note Pledge Agreements, the Stock Pledge Agreements and the Security Agreements;

                           (xiii) the opinion to the Company, dated the Closing
                  Date, in form and substance satisfactory to the Purchaser in its sole and absolute discretion, of PriceWaterhouse Coopers LLP to the effect that there is "substantial authority" within the meaning of Treasury Regulation 1.6662-4(d) to support the conclusion that consummation of the transactions contemplated hereby, including without limitation the exercise of the Warrants in accordance with their terms (and subject to the restrictions set forth in Section D of the Third Article of the Company's Certificate of Incorporation), will not result in a change in ownership of the Company for purposes of
                  Section 382 of the Code or other material adverse consequences to the Company under the Code;

                           (xiv) liability, business interruption and casualty
                  insurance naming the Purchasers as loss payee (as their interests may appear);

                           (xv) the financing statements required to be filed by
                  the Company and each Affiliated Entity pursuant to any of the Note Pledge Agreements, the Stock Pledge Agreements and the Security Agreements;

                           (xvi) estoppel certificates from each Affiliated
                  Entity which has issued a Pledged Note; and

                           (xvii) all consents listed as required on Schedule
                  5.1(l) shall have been received;

                           (xviii) the document labeled "Exceptions to
                  Representations and Warranties" referred to in the introductory paragraph to Section 5.1 shall have been received (if the Company intends to deliver any such document);

                           (xix) such other documents relating to the
                  transactions contemplated by this Agreement or the Loan Agreement as the Purchaser or its counsel may reasonably request.

                  (h) Purchasers' Fees and Expenses. On the Closing Date, the Company shall have paid the fees and expenses of the Purchasers payable by the Company pursuant to Section 8.2 hereof (and the Company hereby authorizes a Purchaser to deduct from the aggregate purchase price of the Securities purchased by it all or a portion of such Purchaser's pro rata portion of all such amounts).

                  (i) Legal Investment. On the Closing Date, the Purchasers' purchase of the Securities shall not be prohibited by any applicable law, rule or regulation of any Governmental Authority (including, without limitation, Regulations T, U or X of the Board of Governors of the Federal Reserve System) as a result of the promulgation or enactment thereof or any changes therein, or change in the interpretation thereof by any Governmental Authority, subsequent to the date of this Agreement.

                  (j) Actions and Documents Satisfactory. All corporate and other proceedings taken or required to be taken in connection with the transactions contemplated hereby and by the Other Agreements to be consummated at or prior to the Closing and all documents incident thereto will be reasonably satisfactory in form and substance to each Purchaser and its counsel.

                  (k) Waiver. Any condition specified in this Section 3.1 may be waived if consented to by a Purchaser, provided that no such waiver will be effective against a Purchaser unless it is set forth in a writing executed by the Purchaser.

         3.2 Taxes. Any and all payments by the Company hereunder or under the Other Agreements which are made to or for the benefit of a Purchaser shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings and penalties, interests and all other liabilities with respect thereto (collectively, "Taxes"), excluding, taxes imposed on the Purchaser's income or capital and franchise taxes imposed on it by the jurisdiction under the laws of which it is organized or any political subdivision thereof (all such nonexcluded Taxes being hereinafter referred to as "Covered Taxes"). If the Company shall be required by law to deduct any Covered Taxes from or in respect of any sum payable hereunder or under any Other Agreements to or for the benefit of a Purchaser, the sum payable shall be increased as may be necessary so that after making all required deductions of Covered Taxes (including deductions of Covered Taxes applicable to additional sums payable under this paragraph), the Purchaser receives an amount equal to the sum it would have received had no such deductions been made. The Company shall make such deductions and the Company shall pay the full amount so deducted to the relevant taxation authority or other authority in accordance with applicable law. In addition, the Company agrees to pay any present or future stamp, documentary, excise, privilege, intangible or similar levies that arise at any time or from time to time from any payment made under any and all Other Agreements or from the execution or delivery by the Company or from the filing or recording or maintenance of, or otherwise with respect to the exercise by a Purchaser of its rights under any and all Other Agreements (collectively, "Other Taxes"). The Company will indemnify each Purchaser for the full amount of Covered Taxes imposed on or with respect to amounts payable hereunder and Other Taxes, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payment of this indemnification shall be made within thirty (30) days from the date a Purchaser provides the Company with a certificate certifying and setting forth in reasonable detail the calculation thereof as to the amount and type of such Taxes. Any such certificates submitted by a Purchaser in good faith to the Company shall, absent manifest error, be final, conclusive and binding on all parties. The obligations of the Company under this Section 3.2 shall survive the payment of the Notes and the termination of this Agreement. Within thirty (30) days after the Company having received a receipt for payment of Covered Taxes or Other Taxes, the Company shall furnish to the applicable Purchaser, the original or certified copy of the receipt evidencing payment thereof.

         3.3 Maximum Lawful Rate. The provisions of this Section shall govern and control over any irreconcilably inconsistent provision contained in this Agreement, the Other Agreements or in any other document evidencing or securing the Notes. No Purchaser shall be entitled to receive, collect, or apply as interest hereon (for purposes of this Section, the word "interest" shall be deemed to include any sums treated as interest under applicable law governing matters of usury and unlawful interest) any amount in excess of the Highest Lawful Rate (as hereinafter defined) and, in the event a Purchaser ever receives, collects, or applies as interest any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal and shall be treated hereunder as such; and, if the principal of the Notes is paid in full, any remaining excess shall forthwith be paid to the Company. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, the Company and each Purchaser shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of the Notes, provided, that if the Note is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence hereof exceeds the Highest Lawful Rate, each Purchaser shall refund to the Company the amount of such excess and, in such event, the Purchaser shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the Highest Lawful Rate. "Highest Lawful Rate" shall mean the maximum rate of interest which the Purchasers are allowed to contract for, charge, take, reserve or receive under applicable law after taking into account, to the extent required by applicable law, any and all relevant payments or charges hereunder.

         3.4 Change of Laws. If any Purchaser shall determine at any time after the date hereof that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof or compliance by a Purchaser with any request or directive regarding capital adequacy (whether or not having the force of law) from any such authority has or would have the effect of reducing the rate of return on the Purchaser's capital as a consequence of its obligations hereunder to a level below that which the Purchaser could have achieved but for such adoption, change or compliance (taking into consideration the Purchaser's policies with respect to capital adequacy) by an amount deemed by such Purchaser to be material, the Purchaser shall give notice thereof to the Company of such determination, in which event the Company shall pay to such Purchaser upon demand such amount or amounts, in addition to the amounts payable under any other provision of this Agreement or the Other Agreements, as will compensate such Purchaser for such reduction. Determinations by a Purchaser for purposes of this Section of the additional amount or amounts required to compensate it with respect to the foregoing shall be conclusive in the absence of manifest error. In determining such amount or amounts, a Purchaser may use any reasonable averaging or attribution methods. Notwithstanding the foregoing, no amounts shall be payable by the Company to a Purchaser under the terms of this Section
3.4 if the Secured Obligations are paid in full in accordance with their terms on or before ten (10) days after the date on which a Purchaser shall have notified the Company that amounts will be due under this Section 3.4.

4.       ANCILLARY AGREEMENTS

         4.1 Guarantees. The Company shall cause each Guarantor to execute and deliver to the Purchasers a Guaranty. Schedule 4.1 sets forth a true, accurate and complete schedule of all Guarantees to be delivered by or on behalf of the Company to the Purchasers on the Initial Closing Date.

         4.2 Note Pledge Agreements. The Company shall execute and deliver to the Purchasers and shall cause certain Primary Obligors to execute and deliver to the Purchasers the Note Pledge Agreements. Notwithstanding the foregoing, the Company shall not be required to pledge or to require any other Person to pledge: (i) promissory notes made by the Company or any Primary Obligor payable to the order of an Affiliate which is a general partner of a limited partnership and which has been made to satisfy the capital adequacy requirements imposed upon the general partner of a limited partnership under the Code or (ii) those notes identified on Schedule 4.2(a) (the notes referred to in clauses (i) and (ii) are collectively referred to as the "Excluded Notes"). Schedule 4.2(b) is a true, accurate and complete schedule of each Note Pledge Agreement to be delivered by or on behalf of the Company to the Purchasers on the Initial Closing Date, setting forth the name of the pledgor thereunder and identifying the Pledged Notes pledged pursuant thereto, including the maker of the note, the payee of the note, the date of the note, the face amount of the note and the unpaid principal balance thereof on the Initial Closing Date. Schedule 4.2(b) shall be amended from time to time upon the request of Majority Noteholders, provided that any such future amendment of Schedule 4.2(b) shall not be deemed to amend or limit any representation or warranty by the Company under this Agreement relating to any Pledged Note.

         4.3 Stock Pledge Agreements. The Company shall execute and deliver to the Purchasers a Stock Pledge Agreement, pursuant to which the Company shall pledge to the Purchasers all of the Stock, shares, membership interests, partnership interests, venture interests and all other equity interests, in any form whatsoever, of each and every Person in which the Company owns an equity interest (other than the entities identified on Schedule 4.3(a) (as may be amended from time to time with the prior written consent of Majority Noteholders in accordance with Section 5.1(e)(iv)) (the "Excluded Entities"), whether now existing or hereafter arising. The Company also shall cause each Primary Obligor, each Secondary Obligor and each other Affiliate, as Majority Noteholders shall reasonably request, to execute and deliver to the Purchasers a Stock Pledge Agreement, pursuant to which each such Person shall pledge to the Purchasers all of the Stock, shares, membership interests, partnership interests, venture interests and all other equity interests, in any form whatsoever, of each and every Person in which such Person owns an equity interest (other than the Excluded Entities), whether now existing or hereafter arising. Schedule 4.3(b) sets forth a true, accurate and complete list of all Stock Pledge Agreements to be delivered by or on behalf of the Company to the Purchasers on the Initial Closing Date, setting forth the name of the pledgor, the identity of each entity pledged pursuant thereto and a detailed description of the equity interest pledged pursuant thereto. All shares of Stock to be pledged pursuant to the Stock Pledge Agreement are represented by stock certificates; none are uncertificated.

         4.4 Security Agreements. The Company, FC Commercial, FC Consumer Lending, FC Servicing, FC Capital, FC International and FC Holdings shall have executed and delivered the Security Agreement to the Purchasers.

5.       GENERAL WARRANTIES, REPRESENTATIONS AND COVENANTS

         5.1 General Representations and Warranties. Except as set forth in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 1999 or as disclosed in writing to the Purchasers on the Closing Date in a document labeled "Exceptions to Representations and Warranties" (the "Closing Date Exceptions Schedule"), the Company warrants and represents to and covenants with the Purchasers that:

                  (a)      Organization.

                           (i) The Company is and at all times hereafter shall be a corporation, duly organized and existing and in good standing under the laws of the State of Delaware and qualified or licensed to do business and in good standing in all states in which the laws thereof require the Company to be so qualified and/or licensed and in which the failure to so qualify could have a Material Adverse Effect. Schedule 5.1(a)(i) identifies each jurisdiction in which the Company has qualified or been licensed to do business and describes the nature and current status of any such qualification or license.

                           (ii) Each Affiliated Entity is and at all times hereafter shall be a corporation or a limited partnership, duly organized and existing and in good standing under the laws of the state of its organization and qualified or licensed to do business and in good standing in all states in which the laws thereof require each Affiliated Entity to be so qualified and/or licensed and in which the failure to so qualify could have a Material Adverse Effect. Schedule 5.1(a)(ii) identifies each jurisdiction in which each Affiliated Entity has qualified or been licensed to do business and describes the nature and current status of any such qualification or license.

                  (b)      Entity Power.

                           (i) The Company has the right, power and capacity and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and the Other Agreements to which it is a party.

                           (ii) Each Affiliated Entity has the right, power and capacity and is duly authorized and empowered to enter into, execute, deliver and perform those Other Agreements to which it is a party.

                  (c)      Violation of Organizational Documents.

                           (i) The execution, delivery and/or performance by the Company of this Agreement and the Other Agreements to which it is a party do not, by the lapse of time, the giving of notice or otherwise, constitute a violation of any applicable law or a breach of any provision contained in the Organic Documents of the Company, or contained in any agreement, instrument or document to which the Company is now or hereafter a party or by which it or any of its Assets is or may become bound.

                           (ii) The execution, delivery and/or performance by each Affiliated Entity of the Other Agreements to which it is a party do not, by the lapse of time, the giving of notice or otherwise, constitute a violation of any applicable law or a breach of any provision contained in the Organic Documents of such Affiliated Entity, or contained in any agreement, instrument or document to which such Affiliated Entity is now or hereafter a party or by which it or any of its Assets is or may become bound.

                  (d)      Enforceability.

                           (i) This Agreement and the Other Agreements to which the Company is a party are the legal, valid and binding agreements of the Company, enforceable in accordance with their respective terms, except as enforcement thereof may be subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and to general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law); and

                           (ii) The Other Agreements to which an Affiliated Entity is a party are the legal, valid and binding agreements of such Affiliated Entity, enforceable in accordance with their respective terms, except as enforcement thereof may be subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and to general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

                  (e)      Ownership

                           (i) Schedule 5.1(e) sets forth all classes of stock of the Company, the shareholders thereof (other than members of the general public), addresses of each shareholder, number of shares owned and how the shares are held;

                           (ii) Schedule 5.1(e) (as may be amended from time to time) sets forth all classes of stock and/or partnership interests of each Affiliated Entity, the shareholders and/or portions thereof, and the addresses, number of shares and/or partnership interests owned and how the shares are held.

                           (iii) Schedule 5.1(e) (as may be amended from time to time) sets forth all options, warrants and other rights to acquire Stock or other equity interests of the Company, any Affiliated Entity and any Pledged Entity, the nature of such option, warrant or right and the conditions for the exercise thereof. Each Purchaser hereby expressly consents to the issuance of Stock and/or other equity interests of any Person in accordance with such options, warrants and rights.

                           (iv) The Company shall deliver to the Purchasers notice within (10) Business Days after the Company or any other Loan Party acquires the Stock, partnership interest or other equity interest in any Person, after the date hereof. The Company shall also amend
         Schedule 5.1(e) and promptly deliver such amended schedule to each Purchaser. Unless Majority Noteholders elect not to require the Company or an Affiliated Entity to pledge its equity interest in such Person, the Company and/or such Affiliated Entity: (A) shall grant to the Purchasers a perfected security interest in its equity interest in such Person, junior only to that of the Lenders under the Loan Agreement, (B) shall deliver a Stock Pledge Agreement or such other pledge agreement in form and substance acceptable to Majority Noteholders, (C) shall amend the applicable Schedules of the applicable Stock Pledge Agreement, (D) shall execute and deliver to the Pledged Entity a notice of lien, (E) shall execute any and all financing statements required by the Majority Noteholders to perfect any granted security interest, (F) except as otherwise provided by the Subordination Agreement, shall deliver the original Stock certificates or other evidence of ownership to Majority Noteholders (or, if consented to by the Majority Noteholders, to the Lenders on behalf of the Purchasers), together with an assignment separate from certificate therefor, and (G) shall take such other action to effect and perfect such security interest as the Majority Noteholders shall reasonably require. In the event Majority Noteholders elect not to require a pledge of such equity interests, the Company shall amend Schedule 4.3.

                  (f)      Fictitious Names.

                           (i) Each of the fictitious names, if any, used by the Company during the five (5) year period preceding the date of this Agreement is set forth on Schedule 5.1(f) attached hereto (as amended from time to time) and none of such fictitious names are registered trademarks or tradenames with the U.S. Patent and Trademark Office, except as set forth in Schedule 5.1(f);

                           (ii) Each of the fictitious names, if any, used by each Affiliated Entity during the five (5) year period preceding the date of this Agreement is set forth on Schedule 5.1(f) attached hereto (as amended from time to time), and none of such fictitious names are registered trademarks or tradenames with the U.S. Patent and Trademark Office, provided that, variations on the corporate name of Affiliated Entities in states where used solely for qualifying to do business therein shall and have been excluded from such schedule, with the Purchasers' consent and approval.

                  (g) Title. Schedule 5.1(g) is a true, accurate and complete list of all Liens relating to the Pledged Property on the date hereof. At all times following acquisition thereof: (i) First X and First B shall own fee title to its real estate subject to no liens other than the Permitted Liens, and (ii) the Company and each Affiliated Entity shall have good, indefeasible and merchantable title to and ownership of all of its Assets, free and clear of all Liens, except the Permitted Liens.

                  (h) Financial Warranty. The Company: (i) is now paying, and at all times hereafter shall pay, its debts as they mature, except as set forth in Schedule 5.1(h) to the Loan Agreement, (ii) now owns, and shall at all times hereafter own, property which, at a fair valuation, is greater than the sum of its debt and (iii) now has, and shall at all times hereafter have, capital sufficient to carry on its business and transactions and all businesses and transactions in which it is about to engage. Except as set forth on Schedule 5.1(h), each

         Affiliated Entity: (i) is each now paying, and at all times hereafter shall pay, its respective debts as they mature and (ii) each now has, and shall at all times hereafter have, capital sufficient to carry on its business and transactions and all businesses and transactions in which it is about to engage.

                  (i) Proceedings. Except as set forth on the Closing Date Exceptions Schedule, there are no actions or proceedings which are pending or threatened against the Company or any Affiliated Entity which have had or could reasonably be expected to have a Material Adverse Effect.

                  (j) Government Contracts. Except as set forth on Schedule 5.1(j), neither the Company nor any Affiliated Entity has any government contracts.

                  (k) Adequate Licenses. The Company and each Affiliated Entity possesses adequate Assets, licenses, patents, copyrights, trademarks and tradenames to continue to conduct its business as previously conducted by it and as contemplated in the foreseeable future, except such licenses, patents, copyrights, trademarks and trade names the failure of which to obtain could not be reasonably expected to have a Material Adverse Effect.

                  (l)      Government Permits; Consents.

                           (i) The Company and each Affiliated Entity has been and is in good standing with respect to all governmental permits, certificates, consents and franchises necessary to continue to conduct its business as previously conducted prior to the date hereof and to own or lease and operate its properties as now owned or leased by it. None of said permits, certificates, consents or franchises contain any term, provision, condition or limitation more burdensome than such as are generally applicable to Persons engaged in the same or similar business as the applicable Loan Party.

                           (ii) Except for those consents set forth on Schedule 5.1(l), no approval, consent, waiver, order or other authorization of any Governmental Authority or any other Person (including without limitation shareholders, partners, members, equity owners, holders of Indebtedness Instruments or any owner or holder of a Lien upon the Assets of any one or more of them or any of their Affiliates) is required by or on behalf of the Company or any Affiliated Entity in connection with the execution, delivery and performance of this Agreement and each of the Other Agreements. The Company and each Affiliated Entity has received the consents described on Schedule 5.1(l) and has delivered a copy thereof to the Purchasers, which consents are in full force and effect, unmodified and unamended on the date hereof.

                  (m) Charge; Restrictions. Neither the Company nor any Affiliated Entity is a party to (nor are any of its Assets otherwise subject to) any contract or agreement or subject to any Charge (other than Charges owed by First X or First B), restriction, judgment, decree or order materially and adversely affecting its business, property, assets, operations or condition, financial or otherwise, other than ad valorem taxes not yet due and payable.

                  (n) Compliance with Laws. Neither the Company nor any Affiliated Entity is in violation of any applicable statute, regulation, order or ordinance of the United States of America, of any state, city, town, municipality, county or of any other jurisdiction, or of any agency thereof, including the Federal Reserve Board, in any respect which has, had, or could reasonably be expected to have, a Material Adverse Effect.

                  (o) Compliance with Indebtedness Instruments. Other than those defaults set forth on Schedule 5.1(o) (as said Schedule may be amended from time to time), neither the Company nor any Affiliated Entity is in default under any Indebtedness Instrument.

                  (p) Financials. The Financials heretofore delivered by the Company or any Affiliated Entity to the Purchasers fairly and accurately present the Assets, liabilities, financial condition and results of operations of the Company and any such Affiliated Entity as of and for the periods ended on the indicated dates and have been prepared in accordance with GAAP applied on a basis consistently followed in all material respects throughout the periods involved.

                  (q) Tax Returns. The Company and each other member of the Consolidated Group has filed or caused to be filed all tax returns which are required to be filed, and has paid all Charges shown to be due and payable on said returns or on any assessments made against it or any of its property, and all other Charges imposed on it or any of its properties by any Governmental Authority except for ad valorem taxes.

                  (r) No Material Adverse Change. Since September 30, 1999, no event or circumstance has occurred that has, had or could reasonably be expected to have a Material Adverse Effect other than as set forth in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 1999.

                  (s) No Indebtedness. Except as disclosed in the most recent Financials heretofore delivered by the Company to the Purchasers and in
         Schedule 5.1(h), Schedule 5.1(s), Schedule 5.1(t), Schedule 5.1(u), and
         Schedule 6.3(l), none of the Company or any other Loan Party has any Indebtedness (except for Indebtedness arising in the ordinary course of its business since the dates reflected in the Financials that is not Indebtedness for borrowed money), has guaranteed or entered into any Guaranty Equivalent (other than as a result of the endorsement of any instrument of items of payment for deposit or collection in the ordinary course of business or as otherwise expressly permitted pursuant to the terms hereof) the obligations of any Person.
                  (t) Affiliate Indebtedness. Attached hereto as Schedule 5.1(t) (as amended from time to time) is a true, accurate and complete schedule of all Indebtedness, other than the Pledged Notes and the Excluded Notes, owing by any one or more of the Company, any

         Affiliated Entity or any other Affiliate of the Company setting forth:
         (i) the date such Indebtedness was incurred; (ii) the original principal amount thereof and the outstanding principal balance thereof as of the date hereof; (iii) the interest rate payable thereon; (iv) whether such Indebtedness is evidenced by a note or other writing and whether any security has been granted to secure payment thereof; (v) the payment terms thereof; (vi) the maturity date thereof; and (vii) whether there has been any notice of default, or to the Company's knowledge, any default thereunder.

                  (u) Affiliate Notes. Attached hereto as Schedule 5.1(u) is a true, accurate and complete schedule of all promissory notes made by any Affiliate payable to the order of the Company or an Affiliated Entity, other than the Pledged Notes and the Excluded Notes. If at any time after the date hereof any Affiliate borrows money or otherwise incurs Indebtedness from the Company or an Affiliated Entity, the Company shall immediately (i) give the Purchasers notice thereof, (ii) deliver a copy of such note to the Majority Noteholders (or, if consented to by the Majority Noteholders, to the Lenders on behalf of the Purchasers), (iii) prepare a Schedule 5.1(u)(iii) (as amended from time to time) setting forth the maker and holder of such note, the principal amount thereof and the payment terms thereof and (iv) if requested by Majority Noteholders, cause the holders of such note to pledge such note to the Purchasers pursuant to a Note Pledge Agreement, in form and substance acceptable to Majority Noteholders, in their sole and absolute discretion.

                  (v) No Liability on the Purchasers. The execution, delivery and performance by the Company and each other Affiliated Entity of this Agreement and/or the Other Agreements will not, except to the extent caused by independent actions of the Purchasers, impose on or subject a Purchaser to any liability, whether fixed or contingent, in respect of any Environmental Law relating to the operation of the Company's business. A Purchaser's exercise of any of the rights or remedies described in this Agreement or in any of the Other Agreements shall not constitute a breach of any provision contained in any agreement, instrument or document concerning the assignment or license of, or the payment of royalties for, any patents, patent rights, tradenames, trademarks, trade secrets, know-how, copyrights or any other form of intellectual property now or at any time or times hereafter protected as such by any applicable law.

                  (w) Affiliates. Schedule 5.1(w) attached hereto is a true, accurate and complete schedule of the Company's Affiliates, together with a description of the Company's relationship to each such Affiliate.

                  (x) Real Property; Environmental Issues. Neither the Company nor any Affiliated Entity, other than First X and First B, now owns or at no time in the last five (5) years has owned, any real property. Neither the Company nor any Affiliated Entity has received a summons, citation, notice or directive from the Environmental Protection Agency or any other Governmental Authority concerning any action or omission resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment with respect to any real property.

                  (y) SEC Filings. The Company has filed and made available to the Purchasers each form, registration statement, schedule, report, proxy statement and document required to be filed by the Company with the SEC since January 1, 1995 (collectively, the "SEC Reports"). Except as set forth on Schedule 5.1(y), the SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in the SEC Reports or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Affiliated Entities is subject to the reporting requirements of the Exchange Act. Since January 1, 1995, the Company has made all filings with the SEC in a timely manner as required by law and no event has occurred that requires an additional filing or any amendment to a prior filing which has not been made or filed.

                  (z) Investment Company Act and Public Utility Holding Company Act. Neither the Company nor any Affiliated Entity nor the entering into of this Agreement or the Other Agreements, nor the issuance of the Notes and the Warrants is subject to any of the provisions of the Investment Company Act of 1940, as amended. Neither the Company nor any Affiliated Entity is a "holding company" as defined in the Public Utility Holding Company Act of 1935, as amended, or subject to any other federal or state statute or regulation limiting its ability to incur or guarantee Indebtedness for money borrowed.

                  (aa) Loan Agreement. Concurrently herewith the Company has entered into the Loan Agreement with the Lenders. Attached hereto as
         Schedule 5.1(aa) is a complete and accurate schedule of all material documents, instruments and agreements executed, delivered or caused to be delivered by the Company or any other Person to the Lenders to evidence, guaranty or secure the Senior Debt and which comprise the Loan Agreement. The Company hereby represents and warrants to the Purchasers that concurrently herewith the Company has delivered or caused to be delivered to the Purchasers a true, accurate and complete copy of the Loan Agreement and that such agreement has not been amended, modified or supplemented, nor have any of the provisions thereof been waived. The Loan Agreement has been duly executed and delivered by the Company and is in full force and effect. Each of the representations and warranties of the Company contained in the Loan Agreement is true and correct and the Purchasers shall be entitled to rely on such representations and warranties with the same force and effect as if they were set forth in this Agreement in full and made to the Purchasers directly. The provisions of the Loan Agreement, including but not limited to all representations, warranties and covenants of the Company and the Affiliated Entitities which are a party thereto, are legal, valid and binding obligations of the Company and such Affiliated Entities, enforceable in accordance with the terms thereof.

                  (bb)     [Intentionally deleted.]

                  (cc) Status of Securities and Underlying Common Stock. When delivered to the Purchasers at the Closing against payment therefor as provided herein, the Securities will be duly authorized and validly issued and will not be issued in violation of the preemptive rights of any Person. Shares of Underlying Common Stock issued by the Company upon exercise of the Warrants in accordance with their terms will be duly authorized, validly issued and non-assessable at the time of issuance and will not be issued in violation of the preemptive rights of any Person.

                  (dd)     Qualification.

                           (i) Solely by reason of (and without regard to any
                  other activities of a Purchaser in any state in which Assets are located) the entering into, performance and enforcement of this Agreement and the Other Agreements by a Purchaser will not constitute doing business by the Purchaser in any of such states or result in any liability of the Purchaser for taxes or other governmental charges; and qualification by the Purchaser to do business in such jurisdiction is not necessary in connection with, and the failure to so qualify will not affect, the enforcement of, or exercise of any rights or remedies under, any of such documents.

                           (ii) No "business activity," "doing business" or
                  similar report or notice is required to be filed by any Purchaser in any such jurisdiction in connection with this Agreement or any Other Agreement or the transactions contemplated hereby and thereby, and the failure to file any such report or notice will not affect the enforcement of, or the exercise of any rights or remedies under, this Agreement or any of the Loan Documents.

                  (ee) Disclosure. Neither this Agreement nor any Other Agreement nor any statement, list, certificate or other document or information, nor any schedules to this Agreement or any Other Agreement, delivered or to be delivered to the Purchasers, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make statements contained herein or therein, in light of the circumstances in which they are made, not misleading. Copies of all documents delivered to a Purchaser or Purchasers pursuant to Article 5 or any other provision of this Agreement are true, correct and complete copies thereof and include all Modifications thereto.

                  (ff) Assets of Affiliate Entities. No entity listed on
         Schedule 5.1(cc) has Assets with a fair market value of greater than $100,000. The fair market value of all Assets of all the entities listed on Schedule 5.1(cc), in the aggregate, is less than $500,000.

         5.2 Survival of Warranties and Representations. The Company covenants, warrants and represents to the Purchasers that all representations and warranties of the Company contained in this

Agreement and the Other Agreements shall be true on the date hereof and shall survive the execution, delivery and acceptance hereof and thereof by the parties thereto and the closing of the transactions described herein and therein or related hereto or thereto.

         5.3 Exclusion of Harbor Debtors. Notwithstanding anything to the contrary contained in Section 5.1, none of the representations, warranties, covenants or agreements set forth in Section 5.1 shall be deemed to be representations, warranties, covenants or agreements with respect to or by any Harbor Debtor.

6.       COVENANTS AND CONTINUING AGREEMENTS

         6.1 Financial Covenants. The Company and all other members of the Consolidated Group, on a consolidated basis, shall, at all times during the term hereof, measured quarterly:

                  (a) maintain a ratio of Indebtedness to Tangible Net Worth equal to or less than 5.5 to 1 for the period ending September 30, 1999 and a ratio of Indebtedness to Tangible Net Worth equal to or less than
         4.5 to 1 for each period thereafter;

                  (b) maintain a Tangible Net Worth equal to or greater than $45,000,000 for the period ending September 30, 1999 and for each period thereafter;

                  (c) maintain a Tangible Net Worth equal to or greater than $45,000,000 plus fifty percent (50%) of the cumulative positive net income for the immediately preceding quarter ( measured at the end of such period), provided that, in any event, a Tangible Net Worth equal to or greater than $45,000,000 must always be maintained;

                  (d) maintain a ratio of EBITDA to interest coverage equal to
         1.5 to 1 measured on a trailing three month basis commencing December 31, 1999.

                  All covenants set forth in this Section 6.1 shall be measured quarterly as at the end of each fiscal quarter of the Company, upon receipt of the statements delivered to the Purchasers pursuant to Section 6.2(c)(iii) or the annual consolidated financial statements delivered in accordance with
Section 6.2(c)(i), if available. In the event that the Company does not deliver a quarterly statement as and when required by Section 6.2(c)(iii) or an annual statement as and when required by Section 6.2(c)(i), the Company shall be deemed to be in default of this Section for purposes of Section 7.1(a).

         6.2 Affirmative Covenants. The Company warrants and represents to and covenants with the Purchasers that the Company shall, and shall cause each Affiliated Entity to, do all of the following during the term hereof:

                  (a) Representation and Warranties. Subject to the Company's right to cure set forth in Section 7.1(e), to the extent any representation or warranty contained herein refers to an event or state of facts which exists on the date hereof and shall exist during the term hereof, said representation or warranty shall be deemed to be an affirmative covenant by the Company to take all actions, omit to take such actions or cause such actions to be taken which shall be necessary or desirable to cause such representation or warranty to be true and accurate at all times during the term hereof. To the extent any representation, warranty or covenant herein (including the negative covenants set forth in Section 6.3) relates to any other Person (including but not limited to any Affiliated Entity or any Pledged Entity) it shall be deemed to be a covenant of the Company to cause such Person to comply with or otherwise perform such representation, warranty or covenant, whether or not the Company has the legal, corporate or other ability to cause such compliance or performance.

                  (b) Corporate Existence. The Company and the Affiliated Entities shall preserve and maintain their respective corporate existence, rights, privileges and franchises in the jurisdiction of their respective incorporation or organization, and qualify and remain qualified to do business in each other jurisdiction in which such qualification is necessary in view of their respective business or operations, except such jurisdictions where failure to qualify would not have or could not reasonably be expected to have a Material Adverse Effect.

                  (c) Records; Reports. The Company shall keep Records and prepare financial statements and shall cause to be furnished to the Purchasers the following (all of the foregoing and following which comprise financial statements are to be kept and prepared in accordance with GAAP applied on a basis consistent with the Financials unless the Company's independent certified public accountants concur in any changes therein and such changes are consistent with then applicable
         GAAP).

                           (i) (a) As soon as available but not later than
                  ninety (90) days after the close of each fiscal year of the Company, an audited consolidated balance sheet of the Company and the other members of the Consolidated Group as at the end of such year, the related statement of operations for such year and a reconciliation of capital for such year, all certified on an unqualified basis by a firm of independent certified public accountants selected by the Company and acceptable to Majority Noteholders in their sole and absolute discretion.

                           (b) As soon as available but not later than ninety
                  (90) days after the close of each fiscal year of the Company, an unaudited consolidating balance sheet of the Company and the other members of the Consolidated Group as at the end of such year prepared on a consolidating basis, the related statements of operations for such year and a reconciliation of capital for such year, prepared and certified by the chief financial officer of the Company.

                           (ii) Concurrently with the delivery of the financial
                  statements described in Section (i) above for fiscal years ending after December 31, 1998: (A) a certificate of the aforesaid independent certified public accountants certifying to the Purchasers that based upon their examination of the affairs of the Company and the other members of the Consolidated Group (excluding the Harbor Debtors), performed in connection with the preparation of said financial statements, they are not aware of the occurrence or existence of any condition or event which constitutes an Event of Default or Unmatured Default, or, if they are aware thereof, the nature thereof, and (B) a reliance letter executed by an authorized partner of the aforesaid independent certified public accountants, in form and substance reasonably acceptable to Majority Noteholders and acknowledging that the Purchasers may rely on such financial statements in connection with this Agreement notwithstanding that the Purchasers are not in privity with such independent certified public accountants in connection with such financial statements.

                           (iii) As soon as available but not later than thirty
                  (30) days after the end of each calendar month hereafter, a consolidated and consolidating balance sheet of the Company and the other members of the Consolidated Group as at the end of, and the related statement of operations for, the portion of such Person's fiscal year then elapsed, all certified by the chief financial officer of such Person to be prepared in accordance with GAAP and to present fairly the financial position and results of operations of such Person for such period.

                           (iv) Concurrently with delivery to its stockholders
                  copies of all financial and other information delivered by the Company to such Persons, including without limitation, its proxy statements and annual reports to stockholders. Within two (2) Business Days after delivery to the SEC by the Company, which in all cases shall be on a timely basis in accordance with the applicable document and the Securities Laws, copies of all reports and other filings filed by the Company with the SEC, including without limitation all reports on Forms 10-K, 10-Q or 8-K filed under the Exchange Act and all registration statements filed under the Securities Act.

                           (v) Concurrently with delivery of the Financials
                  required pursuant to Sections 6.2(c)(i) and (iii) hereof, a certificate executed by the President, Treasurer or Chief Financial Officer of the Company that no Event of Default or Unmatured Default (or comparable event or default, to the extent a different term is used in any Indebtedness Instrument other than this Agreement to describe a like situation or event) has occurred and is continuing under the terms and provisions of any Indebtedness Instrument (including but not limited to compliance with the covenants set forth in Section 6.1) or if an Event of Default or Unmatured Default (or comparable event or default, however called) has occurred, setting forth the details of such event and the action which the Company proposes to take with respect thereto.

                           (vi) Every two weeks, a statement of income and
                  expense of FC Capital, including a statement of proceeds from the liquidation of assets, in form and detail reasonably acceptable to the Majority Noteholders.

                           (vii) Such other data and information (financial and
                  otherwise) as a Purchaser, from time to time, reasonably may request bearing upon or related to the Company's or any Affiliated Entity's financial condition and/or results of operations.

                  (d) Insurance. The Company and the Affiliated Entities, at their sole cost and expense, shall keep and maintain: (i) policies of insurance against all hazards and risks ordinarily insured against by other owners or users of properties in similar business or as reasonably requested in writing by Majority Noteholders; and (ii) public liability insurance relating to such Person's ownership and use of its Assets. All such policies of insurance shall be in form, with insurers and in such amounts as may be satisfactory to Majority Noteholders. The Company shall deliver to Majority Noteholders the original (or certified) copy of each policy of insurance, and evidence of payment of all premiums for each such policy. Such policies of insurance (except those of public liability) shall contain an endorsement, in form and substance acceptable to Majority Noteholders, showing losses payable to the Purchasers. Such endorsement or an independent instrument furnished to Majority Noteholders shall provide that all insurance companies will give Majority Noteholders at least thirty (30) days prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of the Company or any other Person shall affect the right of the Purchasers to recover under such policy or policies of insurance in case of loss or damage. Upon request by the Majority Noteholders and upon the occurrence of an Event of Default or Unmatured Default, the Company hereby directs all insurers under such policies of insurance (except those of public liability) to pay all proceeds payable thereunder directly to the Purchasers as their interests shall appear. Upon request by the Majority Noteholders and upon the occurrence of an Event of Default or Unmatured Default, the Company irrevocably appoints Majority Noteholders (and all officers, employees or agents designated by Majority Noteholders) as the Company's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of the Company on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. In the event the Company at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then a Purchaser, without waiving or releasing any of the Company's Obligations or any of the Company's Liabilities or any Event of Default or Unmatured Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which the Purchaser deems advisable. All sums so disbursed by the Purchasers, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be part of the Company's Liabilities, payable by the Company to the Purchasers on demand.

         The Purchasers shall also have been named as an additional insured with respect to the Company's liability insurance.

                  (e) Payment of Charges. Other than Charges payable by First X or First B, the Company and each Affiliated Entity shall pay promptly, when due, all Charges, and the Company and each Affiliated Entity shall not permit any Charges to arise or to remain unpaid, and will promptly discharge the same. In the event the Company or any Affiliated Entity, at any time or times hereafter, shall fail to pay the Charges or to obtain such discharges as required herein, the Company shall so advise the Purchasers thereof in writing. Any one or more Purchasers may, without waiving or releasing any of the Company's Obligations or any of the Company's Liabilities or any Event of Default or Unmatured Default hereunder, in its sole and absolute discretion, at any time or times thereafter, make such payment, or any part thereof, or obtain such discharge and take any other action with respect thereto which the Majority Noteholders deem advisable. All sums so paid by the Purchasers and any expenses, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be part of the Company's Liabilities, payable by the Company to the Purchasers on demand. Notwithstanding the foregoing, the Company or any Affiliated Entity may permit or suffer Charges to arise and remain unpaid and may dispute, without prior payment thereof, such Charges, on the conditions that: (i) the Company or the applicable Affiliated Entity, in good faith, shall be contesting the same in an appropriate proceeding diligently pursued; (ii) enforcement thereof against any assets of the Company or the applicable Affiliated Entity shall be stayed; and (iii) appropriate reserves therefor shall have been established on the Records of the Company or the applicable Affiliated Entity in accordance with GAAP.

                  (f) Pay Debts. Except as disclosed in Schedule 5.1(h) and Charges payable by First X and First B, the Company and each Affiliated Entity shall pay or discharge or otherwise satisfy all Indebtedness at or before maturity or before the same becomes delinquent, provided that neither the Company nor any Affiliated Entity shall be required to pay any Indebtedness while the same is being contested by it in good faith and by appropriate proceedings so long as the Company or the applicable Affiliated Entity shall have set aside on its books reserves in accordance with GAAP with respect thereto and title to any property of the Company or the applicable Affiliated Entity is not jeopardized.

                  (g) Compliance with Laws. The Company and each Affiliated Entity shall comply with all laws, rules, regulations and governmental orders (federal, state and local), including all Environmental Laws, having applicability to it or to the business or businesses at any time conducted by it, where the failure to so comply would have, or could reasonably be expected to have, a Material Adverse Effect.

                  (h) Perform Obligations. The Company and each Affiliated Entity shall duly and punctually pay and perform each of its obligations under this Agreement and the Other Agreements in accordance with the terms hereof and thereof.

                  (i)      [intentionally deleted]

                  (j) Payment of Dividends from Subsidiaries. To the extent necessary to enable it to make payments on the Notes in accordance with their terms, the Company shall cause dividends to be paid to it by its Subsidiaries (whether in existence as of the date of issuance of the Notes or thereafter formed or acquired) in amounts which are sufficient to enable the Company to satisfy its payment obligations under the Notes, provided that the Company shall not be required to take any action which would result in a Subsidiary paying dividends to the extent not permitted by applicable law and regulation and/or restrictions existing under agreements in effect on the date of initial issuance of the Notes if the Company receives an opinion of outside counsel (in form and substance satisfactory to Majority Noteholders) as to the existence of the relevant restriction no later than the applicable interest payment date or the date of maturity of the Notes, whether by acceleration or otherwise.

                  (k) Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of its obligations under the Notes, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantages of any such law.

                  (l)      Investigation and Confidentiality.

                           (i) The Company shall permit each Purchaser and its
                  representatives reasonable access during normal business hours to its properties and personnel, and shall disclose and make available to each Purchaser all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of the Company and its Subsidiaries, including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) and shareholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers (other than those that are the property of its independent outside auditors), litigation files, loan files, plans affecting employees, and any other business activities or prospects in which the Purchaser may have a reasonable interest in connection with an investment in the Securities or the Underlying Common Stock, provided that such access shall be reasonably related to the transactions contemplated hereby and not unduly interfere with normal operations, and provided further that in the event that any of the foregoing are in the control of any third party, the Company shall use its reasonable best efforts to cause such third party to provide access to such materials to the Purchaser who shall request the same. In the event that the Company is prohibited by law from providing any of the access referred to in the preceding sentence to a Purchaser, it shall use its reasonable best efforts to obtain promptly waivers thereof so as to permit such access. The Company shall make the directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) of the Company and its Subsidiaries available to confer with each Purchaser and its representatives, provided that such access shall be reasonably related to the transactions contemplated hereby and not unduly interfere with normal operations.

                           (ii) All information furnished to a Purchaser by the
                  Company previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the Company and the Purchaser covenants, severally and not jointly and as to itself only, that it shall use its best efforts to keep confidential all such information and shall not directly or indirectly use such information for any purpose other than in connection with the transactions contemplated hereby or any other financial accommodations that may from time to time be extended by the Purchaser or any affiliate of the Purchaser to the Company or any Affiliate thereof. The obligation to keep such information confidential shall continue for five years from the date hereof but shall not apply to (i) any information which the Purchaser can establish by convincing evidence (x) was already in its possession prior to the disclosure thereof by the Company; (y) was then generally known to the public; or (z) became known to the public through no fault of the Purchaser; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction.

                  (m)      Applications.

                           (i) As soon as practicable after the receipt from any
                  holder of the Warrants (the "Notice Giver") of notice of an intent to exercise a number of Warrants sufficient to require a filing under the HSR Act, but in any event no later than the tenth Business Day after receipt of such notice, the Company will (i) prepare and file with the Antitrust Division of the U.S. Department of Justice (the "DOJ") and the Federal Trade Commission (the "FTC") the Notification and Report Form (accompanied by all documentary attachments contemplated thereby) required by the HSR Act, (ii) upon the request of any Notice Giver, request early termination of the waiting period imposed by the HSR Act, (iii) coordinate and cooperate with the Notice Giver in responding to formal and informal requests for additional information and documentary material from the DOJ and the FTC in connection with such filing, (iv) use its reasonable best efforts to take, or cause to be taken, all reasonable action and to do, or cause to be done, all things reasonably necessary and appropriate to permit the issuance to the Notice Giver of the shares of Common Stock issuable upon exercise of the Warrants with respect to which any filing is required under the HSR Act and (v) [intentionally deleted]. The Notice Giver agrees to provide to the Company all reasonable cooperation in connection with the making of such filings under the HSR Act, provided, however, that neither the Company nor any such Notice Giver shall be required in connection with any such filing to enter into any agreement, or take or refrain from taking any action, as a condition to obtaining any approval required under the HSR Act if, in the judgment of such party, such condition could have a material adverse effect on such party or its business.

                           (ii) In the event that any other approval, consent or
                  non-objection need be obtained by the Company, any Primary Obligor and/or any Secondary Obligor from, or a notice or other filing need be filed by the Company, any Primary Obligor and/or any Secondary Obligor with, any Governmental Authority in connection with (i) the execution, delivery and performance of this Agreement or any Other Agreement by the Company or any Primary Obligor and/or any Secondary Obligor (ii) the Company's issuance of Common Stock upon exercise of the Warrants, the Company shall take and shall cause the Primary Obligors and Secondary Obligors to take, as applicable, all actions reasonably necessary to obtain any such approval, consent or non-objection or file such notice or other filing as promptly as practicable, and each Purchaser agrees to cooperate with the Company in obtaining or filing the same. The Company shall provide copies of any notice, application or other document required to be filed pursuant to this Section 6.2(m) (excluding any confidential information) to the holder(s) seeking to exercise a Warrant or Warrants for review not less than three Business Days prior to the making of such filing and shall keep such holder apprised of the status of such filing and the consideration thereof by the relevant Governmental Authority.

                  (n) Rule 144 and Rule 144A Reporting. With a view to making available to holders of the Securities and the Underlying Common Stock the benefits of certain rules and regulations of the SEC which may permit the sale thereof to the public without registration, the Company agrees at all times to:

                           (i) make and keep public information available, as
                  those terms are understood and defined in Rules 144 and 144A under the Securities Act (or any successors thereto); and

                           (ii) use its reasonable best efforts to file with the
                  SEC in a timely manner all documents required to be filed by the Company under the Securities Laws.

                  (o) Non-Voting Stock. No later than May 15, 2000, the Company shall have amended its certificate of incorporation to provide for, in manner and substance satisfactory to the Majority Noteholders, a single class of non-voting common stock (and any other provisions required to be included in such certificate pursuant to the Warrants or the Option) with such terms, provisons and rights (including as to convertibility) as shall be satisfactory to the Majority Noteholders.

         6.3 Negative Covenants. The Company warrants and represents to and covenants with the Purchasers that neither the Company, nor any Affiliated Entity, as the case may be, shall, without the prior written consent of Majority Noteholders, which they may or may not give in their sole and absolute discretion, concurrently or hereafter do any of the following:

                  (a) Sell or Encumber Assets. Neither the Company, nor any Affiliated Entity shall assign, sell or transfer any of its Assets to any Person, other than in the ordinary course of business, nor permit, grant, or suffer a Lien upon any of its Assets, except (i) the Permitted Liens and (ii) Charges payable by First X and First B.

                  (b) Attachment. Neither the Company nor any Affiliated Entity shall permit or suffer any levy, attachment or restraint to be made affecting any of its Assets.

                  (c) Receiver. Neither the Company nor any Affiliated Entity shall permit or suffer any receiver, trustee or assignee for the benefit of creditors, or any other custodian to be appointed to take possession of all or any of its Assets, other than a custodian pursuant to a voluntary custodial agreement entered into to perfect a security interest permitted hereby.

                  (d) Amend Organic Documents; Business Objectives. Neither the Company nor any Affiliated Entity shall make any change: (i) in its Organic Documents or capital structure other than, in the case of the Company, as required by Section 6.2(o); or (ii) in any of its business objectives, purposes and operations, including by undertaking additional business activities. Neither the Company nor any Affiliated Entity shall engage in any business not of the same general type as those conducted by it on the date hereof.

                  (e)      Mergers and Acquisitions.

                           (i) Neither the Company nor any Affiliated Entity
                  shall merge or consolidate with any Person.

                           (ii) National Auto Funding shall remain inactive and
                  (without the Majority Noteholders's consent) will not merge, consolidate or acquire the Assets of any Person, shall not commence any new business venture and shall use the proceeds of any sale or other disposition of its Assets to pay its Pledged Notes.

                  (f)      Stock Transfers.

                           (i) Except as contemplated herein and as disclosed in
                  Schedule 5.1(e), as amended from time to time with the consent of Majority Noteholders, and except as permitted pursuant to
                  Section 6.3(f)(ii), neither the Company nor any Affiliated Entity shall grant any option, warrant or other right to purchase any equity interest in such Person, without in each case the prior written consent of Majority Noteholders, which consent shall not be unreasonably withheld.

                           (ii) Notwithstanding anything to the contrary
                  contained herein, the Company shall have the right to register on Form S-3, and publicly offer and sell equity securities of the Company under the following terms and conditions: (w) the Company shall deliver notice to the Purchasers, within twenty-four (24) hours of the filing with the SEC; (x) the Company shall fully and timely comply with all Securities Laws and with all terms and provisions of the underwriting agreement pursuant to which such Securities are offered for sale; (y) the prospectus and all other selling materials used by the Company in such offering shall not contain any misstatement of material fact or omit to state any fact which would render the statements contained therein false or misleading; and (z) the Company shall pay the proceeds of such offering to the Lenders, in accordance with the terms in the Loan Agreement (if any indebtedness shall then be outstanding thereunder), and thereafter to the holders of the Notes in accordance with the terms of this Agreement and the Other Agreements, provided that nothing contained in this Agreement shall affect the Company's obligations under the Warrants or the Option.

                  (g)      Adverse Transactions.

                           Neither the Company nor any Affiliated Entity shall
                  enter into any transaction which materially and adversely affects its ability to perform its obligations under this Agreement and the Other Agreements or to pay any other Indebtedness. Neither the Company nor any other Loan Party shall make any capital contribution, loan or gift to, or investment in, or enter into any Guaranty Equivalent with respect to the obligations of, any entity identified on
                  Schedule 5.1(cc) to the Loan Agreement at any time while any of the Secured Obligations remain unpaid.

                  (h)      Investments.

                           (i) Subject to the further limitations set forth in
                  Section 6.3(h)(ii), (iii) and (iv), after the date hereof, neither the Company nor any Affiliated Entity shall make any investment in the securities or obligations of any Person, except in the ordinary course of business.

                           (ii) After the date hereof, neither the Company nor
                  any Affiliated Entity shall invest (either directly or indirectly through an Affiliate) in: (A) the securities of any Person organized under the laws of any country or governmental body outside of the United States (other than commercial paper and other debt securities of a Lender), (B) in the securities of any Person which owns assets located outside of the United States (other than commercial paper and other debt securities of a Lender), or (C) in any assets located outside of the United States, provided that nothing contained in this Section 6.3(h)(ii) shall be deemed to prohibit any such investment by FC International.

                           (iii) After the date hereof, without Lenders' or the
                  Majority Noteholders' prior written consent, which consent may be withheld in the Lenders' (or the Majority Shareholders', as the case may be) sole and exclusive discretion, neither the Company nor any the Affiliated Entity will invest in any Person or any asset not specifically contemplated in the Company's business plan delivered to the Purchasers and dated October 1999 ( the "October Business Plan"), except with the prior written consent of Majority Noteholders.

                           (iv) After the date hereof, FC Financial will only
                  invest in FC Commercial and/or FC Servicing in a manner specifically contemplated in the October Business Plan. As used in Sections 6.3(h)(ii), (iii) and (iv), "invest" shall include, but not be limited to, (y) contributions to the capital of a Person and (z) making loans or other financial accommodations to a Person.

                           (v) Neither the Company nor any Affiliated Entity or
                  other Subsidiary of the Company or any Affiliated Entity shall make any investment in any one or more of the Harbor Debtors or FC Capital.

                  (i) Dividends; Payment of Fees, etc. The Company shall not make any distributions or pay any dividends of property or assets with respect to its Stock, including, but not limited to, any preferred stock. Neither the Company nor any Affiliated Entity shall pay any director's fees or any salaries to any director or shareholder unless such shareholder or director is directly and actively employed by the Company or any Affiliated Entity, provided that the Company may compensate outside directors in an amount not to exceed $20,000 per director per year.

                  (j) Fee Agreements. Attached hereto as Schedule 6.3(j) (as amended from time to time) is a true, accurate and complete schedule of all Fee Agreements to which the Company or any Affiliated Entity is a party. The Purchasers hereby expressly consent to the performance by the Company and said Affiliated Entities of said Fee Agreements, as in effect on the date hereof. Within ten (10) Business Days after the Company or any Affiliated Entity has entered into any new Fee Agreement or shall have modified in any material respect any existing Fee Agreement, the Company shall give Majority Noteholders notice thereof and amend Schedule 6.3(j), if applicable, and shall, upon request by Majority Noteholders, deliver a copy of any new or amended Fee Agreement to the Purchasers. The Company shall not enter into any other transactions with any Affiliate, including, without limitation, agreements for the purchase, sale or exchange of property or the rendering of any services to or by any Affiliate, or enter into, assume or suffer to exist any employment, management, administration, advisory or consulting contract with any Affiliate or, in each of the foregoing cases, with any officer, director or partner of any Affiliate (or a spouse or other relative of any of them) unless such transaction (a) is otherwise not in violation of this Agreement or any other Loan Document, (b) is in the ordinary course of its business and is upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arms-length transaction with a Person not an Affiliate, and (c) the consideration payable pursuant to such transaction or series of similar transactions with such Affiliates or its Subsidiaries is not greater than $50,000 in the aggregate in any one calender year.

                  (k) Indebtedness. Neither the Company nor any Primary Obligor shall contract, create, incur, assume or suffer to exist any Indebtedness, except for (i) the Senior Debt; (ii) Indebtedness existing on the Initial Closing Date and reflected on the Financials of the Company delivered on such date; (iii) Indebtedness disclosed on Schedules 5.1(s), (t) and (u); (iv) unsecured trade payables incurred in the ordinary course of business; (v) the Indebtedness evidenced by the Notes; (vi) subordinated Indebtedness permitted to be incurred by the Company pursuant to the Loan Agreement and this Agreement (by consent of the Majority Noteholders or otherwise) if the Net Proceeds thereof are immediately applied in full to redeem Notes (on a pro rata basis) pursuant to Section III of the Notes and (vi) the FC Commercial Line of Credit and the FC Consumer Lending Line of Credit, if approved in writing by Lenders or Majority Noteholders, which approval shall not be unreasonably withheld.

                  (l) Loan; Guaranty Debt. Neither the Company nor any Primary Obligor or Secondary Obligor shall make any loan to any Person except for Loans made by the Company pursuant to Pledged Notes and except for the Excluded Notes. Attached hereto as Schedule 6.3(l) is a true, accurate and complete schedule of all Guaranty Equivalents entered into by the Company and any Affiliated Entity on the date hereof. Except for those Guaranty Equivalents disclosed on Schedule 6.3(l), neither the Company nor any Affiliated Entity shall enter into any Guaranty Equivalents.

                  (m) Pay Indebtedness. Except for the Senior Debt or in the ordinary course of business, neither the Company nor any Affiliated Entity shall defease, prepay, repay, purchase, redeem or otherwise acquire any of its Indebtedness for borrowed money other than Indebtedness evidenced by the Notes.

                  (n) Issue Power of Attorney. Except pursuant to this Agreement and the Other Agreements, neither the Company nor any Affiliated Entity shall issue any power of attorney or other contract or agreement giving any Person power or control over the day-to-day operations of the Company's or any Affiliated Entity's business, other than in connection with Permitted Liens or Indebtedness expressly permitted pursuant to the terms of this Agreement; provided, however, that FC International and FC Holdings shall have the right to grant powers-of-attorney necessary to consummate transactions outside the United States, in the ordinary course of its business, to acquire assets in transactions subject to the following: if the person to whom such power of attorney is granted is not the chairman or president of FC Commercial or the senior vice president of FC Commercial (whether or not acting in such capacity) or Robert J. Ketron, then the amount of all equity investments by FC Holdings or FC International in such transaction may not exceed $3,000,000.

                  (o) Amendment of Credit Agreements. Neither the Company nor any Affiliated Entity shall amend, modify or extend any note, credit agreement, security agreement or other document, instrument or agreement evidencing or securing Indebtedness of such entity, without in each case the prior written consent of Majority Noteholders, which consent may be withheld in their sole and absolute discretion; provided that Borrower may extend existing credit facilities under financial terms no more onerous than those provided for in the applicable existing credit facility, including interest rate, costs and fees payable to the provider of such facility.

                  (p) Use of Proceeds. The Company shall not use proceeds from the issuance of the Initial Notes for any purpose other than to pay Costs and to reduce the outstanding borrowings of the Company to the Lenders in connection with the execution of the Loan Agreement. No proceeds from the issuance of the Initial Notes shall be loaned to, contributed as capital to, used to pay the debts or obligations of or otherwise expended (either directly or indirectly) by the Company to, nor shall the Company permit any Subsidiary or other Affiliate (other than members of the Harbor Debtors) to make loans to, contribute capital to, pay the debts or obligations of or otherwise expend monies (either directly or indirectly) to, for the benefit of or on behalf of any one or more of the Harbor Debtors.

                  (q) Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Company shall not, and shall not permit any of its Subsidiaries (whether in existence as of the date of initial issuance of the Notes or thereafter formed or acquired) to, create, assume or otherwise cause or suffer to exist or to become effective any consensual encumbrance or restriction on the ability of any such Subsidiary to:

                           (i) pay any dividends or make any other distribution
                  on its Stock or other equity interests to the Company or any of its Subsidiaries;

                           (ii) make payments in respect to any Indebtedness
                  owed to the Company or any other Subsidiary of the Company; or

                           (iii) make loans or advances to the Company or any
                  Subsidiary or to guarantee Indebtedness of the Company or any other Subsidiary of the Company;

                  other than, in the case of (i), (ii) and (iii),

                                    (1) restrictions existing under agreements
                           in effect on the date of initial issuance of the Notes;

                                    (2) consensual encumbrances or restrictions
                           binding upon any Person at the time such Person becomes a Subsidiary of the Company so long as such encumbrances or restrictions (i) are not created, incurred or assumed in contemplation of such Person becoming a Subsidiary and (ii) do not encumber or restrict the Company or any other Subsidiary of the Company;

                                    (3) restrictions with respect to a
                           Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all the assets (which term may include the capital stock) of such Subsidiary;

                                    (4) restrictions on the transfer of assets
                           which are subject to Liens; and

                                    (5) restrictions existing under any
                           agreement which refinances or replaces any of the agreements containing the restrictions in clauses (1) and (2), provided that the terms and conditions of any such restrictions are not materially less favorable to the Purchasers than those under the agreement evidencing or relating to the Indebtedness refinanced.

                  (r) Repurchase of Notes. The Company shall not, and shall not permit any of its Subsidiaries to, purchase any Notes other than pursuant to a repurchase offer made to each holder pro rata in accordance with the aggregate principal amount of Notes held by such holder.

                  (s) Transactions with Affiliates. Neither the Company nor any Subsidiary shall enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of any asset or the rendering of any service, with any Affiliate (other than the Company or a Subsidiary of the Company) unless such transaction (a) is otherwise not in violation of this Agreement and the Other Agreements and (b) is in the ordinary course of its business and is upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate, provided that the requirements of this clause (b) shall not apply to any transaction pursuant to agreements in effect on the date of initial issuance of the Notes.

                  (t) Payments for Consent. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of Notes as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Notes unless such consideration is paid to all holders of Notes that provide such consent or so waive or agree to amend.

                  (u) FC Capital Guaranty. The Company shall cause FC Capital, no later than three Business Days after the aggregate outstanding principal amounts under the Nomura Facility and the Lehman Facility have been paid in full, to execute and deliver to the Purchasers a guarantee agreement in respect of the Company's obligations under this Agreement and the Senior Notes substantially in the form of the Guaranty and otherwise satisfactory to the Majority Noteholders in form and substance except that FC Capital's guarantee of the principal amount of the Notes shall not exceed $12,000,000. As used herein:
"Lehman Facility" means that certain Master Agreement Governing the Purchase and Sale of Mortgage Loans dated as of 3/30/98 between Lehman Commercial Paper Inc. and FC Capital; and "Nomura Facility" shall mean, individually and collective, the agreement between FC Capital and Nomura Securities (Bermuda) with respect to the FC Securitization 1998-1 Retained I/O & Servicing Asset and the agreement between FC Capital and Nomura Securities (Bermuda) with respect to the FC Securitization 1998-2 Retained I/O & Servicing Asset.

         6.4      Required Notices.

                  (a) The Company shall notify the Purchasers and amend Schedule 5.1(t) within two Business Days that (i) the Company makes any additional loans or advances to any Affiliated Entity, whether or not evidenced by a writing signed by the obligor thereof, to the extent such loans or advances are permitted by this Agreement, or (ii) the Company receives any payment of principal on any Pledged Note.

                  (b) In addition to those notices required elsewhere in this Agreement, the Company shall notify the Purchasers promptly after obtaining knowledge of:

                  (i) except as otherwise previously disclosed to the Purchasers, any event or occurrence which the Company has determined has caused a material loss or decline in value of the Company's or any Affiliated Entity's Assets due to casualty or any other adverse occurrence and the estimated (or actual, if available) amount of such loss or decline;

                  (ii) the institution of any suit or administrative proceeding which, if determined adversely to the Company or any Affiliated Entity, could reasonably be expected to have a Material Adverse Effect;

                  (iii) the Company or any Affiliated Entity becomes subject to any Charge, Lien, restriction, judgment, decree or order which could reasonably be expected to have a Material Adverse Effect;

                  (iv) the commencement of any lockout, strike or walkout relating to any labor contract to which the Company or any Affiliated Entity is a party;

                  (v) except as otherwise previously disclosed to the Purchasers, any event or occurrence which the Company or any Affiliated Entity has determined will have or could reasonably be expected to have a material adverse affect on the ability of any obligor of a Pledged Note to repay such Pledged Note;

                  (vi) the occurrence of a default by the Company or any Affiliated Entity under any agreement, document or instrument to which it is a party which could reasonably be expected to have a Material Adverse Effect;

                  (vii) a petition under any section or chapter of the United States Bankruptcy Code or any similar law or regulation shall be filed by or against the Company or any Affiliated Entity or any such Person shall make an assignment for the benefit of its creditors, or any case or proceeding is filed by or against any such Person for its dissolution or liquidation;

                  (viii) the making of an application for the appointment of a receiver, trustee or custodian for any of the assets of the Company or any Affiliated Entity, other than voluntary custodial relationships entered into to perfect security interests;

                  (ix) as soon as possible and in any event within five (5) days after the Company shall have obtained knowledge of the occurrence of an Event of Default or Unmatured Default, the written statement of the chief financial officer of the Company setting forth the details of such event and the action which the Company proposes to take with respect thereto;

                  (x) the exercise by any holder of an option, warrant or right to purchase any equity interest in the Company or any Affiliated Entity, other than the exercise of rights disclosed in Section 5.1(e);

                  (xi) the breach of the covenants set forth in Section 6.2(i); and

                  (xii) any event or occurrence requiring the Company or any Affiliated Entity to deliver a notice to the Lenders under the Loan Agreement.

         6.5      Year 2000 Compliance.

                  (a) The computer and management information systems of the Company and the Affiliated Entities are adequate for the conduct of their business as presently conducted and as proposed to be conducted and there are no material requirements for systems integration, upgrade or replacement, and there are no facilities or software inadequacies that could reasonably be expected to have a material adverse effect on the business of the Company and Affiliated Entities.

                  (b) The Company and the Affiliated Entities are Year 2000 Compliant and shall remain Year 2000 Compliant at all times hereafter. As used in the preceding sentence, "Year 2000 Compliant" means the ability of the software and other information processing capabilities of such Person to correctly interpret and process all data in whatever form so as to avoid errors that may otherwise occur because of the inability of software or other information processing capabilities to recognize accurately the year 2000 or subsequent dates.

                  (c) Any reprogramming required to permit the proper functioning of the computer and management information systems of the Company and its Subsidiaries during and following the year 2000 has been completed and the cost of such reprogramming is not expected to have a Material Adverse Effect.

7.       DEFAULT

         7.1 Events of Default. The occurrence of any one of the following events shall constitute a default ("Event of Default") under this Agreement:

                  (a) If the Company fails or neglects to perform, keep or observe any of the Company's Obligations or if the Company fails or neglects to cause any Affiliated Entity (for any reason whatsoever) to keep or observe any covenant with respect to such Person set forth herein or in any Other Agreement (except as otherwise specifically addressed in this Section 7.1) and the same is not cured within five
         (5) days after the earlier of (i) Majority Noteholders give the Company notice of such default or (ii) the Company obtains knowledge of such default, provided that a breach of any of the provisions, terms, conditions or covenants contained in Sections 6.2(d), 6.2(o), 6.3 and
         6.4 hereof and Section 3.2(b) and Section 3.3 of the Notes shall automatically be an Event of Default without any notice or cure period;

                  (b) If any representation, warranty or material statement, report or certificate made or delivered by any Loan Party, or any of its directors, officers, authorized employees or agents, to the Purchasers pursuant to this Agreement or any Other Agreement (except as otherwise specifically addressed in this Section 7.1) is not true and correct and the same is not cured within five (5) days after the Majority Noteholders give the Company notice of such default; provided that a breach of any of the provisions, terms, conditions or covenants contained in Sections 6.2(d), 6.3 and 6.4 hereof and Section 3.2(b) and
         Section 3.3 of the Notes shall automatically be an Event of Default without any notice or cure period;

                  (c) If the Company fails to pay any of the Secured Obligations when due and payable or declared due and payable;

                  (d) If an Event of Default or Unmatured Default (however called) with respect to the Company shall exist under the terms of any Indebtedness Instrument (including without limitation the Loan Agreement) other than this Agreement and the Other Agreements;

                  (e) Except as provided in any other section of this Section 7.1, if an Event of Default or Unmatured Default (however called) with respect to any Subsidiary of the Company (other than any one or more of the Harbor Debtors) shall exist under the terms of any Indebtedness Instrument and such default is not cured within ten (10) days after the occurrence thereof, provided that such cure period shall not apply if:
         (i) a default occurs by
         such Subsidiary under the terms of any other Indebtedness Instrument securing or evidencing a different borrowing or (ii) if any other Subsidiary defaults under the terms of any Indebtedness Instrument during such ten (10) day cure period. Notwithstanding the foregoing, if any two or more such Persons are obligated for the same Indebtedness and a default occurs thereunder, it shall be deemed to be a default by a single Person for the purposes of this Section 7.1(e);

                  (f) If there is a Trigger Event, a Sequential Trigger Event, a Termination Event, a Default, an Event of Default and/or any other occurrence having a similar result as any of the foregoing, as applicable, as defined in and/or under the terms of any one or more of the agreements listed on Schedule 7.1(f) attached hereto;

                  (g) If the Company fails or neglects to perform, keep or observe any of the Company's Obligations or to cause any Affiliated Entity to keep or observe any representation, warranty or covenant contained in Section 6.2(e) and the same is not cured within ten (10) days after the Majority Noteholders give the Company notice of such default;

                  (h) If any of the Company's Assets or the assets of any Affiliated Entity or any portion thereof are attached, seized, subjected to a writ of distress warrant or are levied upon other than Charges payable by First X or First B, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors, other than a custodian pursuant to a voluntary custodial agreement entered into to perfect a security interest;

                  (i) If a petition under any section or chapter of the United States Bankruptcy Code or any similar law or regulation shall be filed by the Company or any Affiliated Entity, or if the Company or any Affiliated Entity shall make an assignment for the benefit of its creditors or if any case or proceeding is filed by the Company or any Affiliated Entity for its dissolution or liquidation;

                  (j) If the Company or any Affiliated Entity is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs; or if a petition under any section or chapter of the United States Bankruptcy Code or any similar law or regulation is filed against the Company or any Affiliated Entity and is not discharged for a period of 60 days; or if any case or proceeding is filed against the Company or any Affiliated Entity for its dissolution or liquidation;

                  (k) If an application is made by the Company or any Affiliated Entity for the appointment of a receiver, trustee or custodian for any of its assets other than a custodian pursuant to a voluntary custodial agreement entered into to perfect a security interest;

                  (l) If an application is made by any Person other than the Company for the appointment of a receiver, trustee or custodian for any of the Assets of the Company, any

         Affiliated Entity or any Pledged Entity (other than the Harbor Debtors) and such application is not discharged for 60 days;

                  (m) Except as expressly permitted pursuant to Section 6.2(e),
         (i) if a notice of any Charge is filed of record with respect to all or any of the Company's or any Affiliated Entity's Assets or (ii) if any Charge becomes a Lien upon any of the Company's or any Affiliated Entity's Assets;

                  (n) The occurrence of a default under any agreement, instrument and/or document executed and delivered by any Guarantor to the Purchasers, which is not cured within the time, if any, specified therefor in such agreement, instrument or document, or if this Agreement or any Other Agreement shall fail to grant to the Purchasers, as secured parties, the lien or other security interest (if any) intended to be created thereby or if any Loan Party thereto shall assert that it is not liable with respect thereto; or if any Guarantor shall assert that it is not liable as a guarantor or otherwise under its guarantee agreement executed in connection herewith;

                  (o) The occurrence of a default under any Other Agreement, which is not cured within the time, if any, specified therefor in such Other Agreement;

                  (p) Except as expressly permitted pursuant to the terms hereof, if the Company or any Affiliated Entity issues to or transfers to any Person any Stock of the Company or any Affiliated Entity;

                  (q) If any final non-appealable judgment for the payment of money in excess of $100,000 (after giving effect to any amount covered by insurance as to which the insurer shall not have denied or questioned its obligation to pay) shall be rendered against the Company or any Affiliated Entity; or final judgment for the payment of money in excess of $100,000 shall be rendered against the Company or any Affiliated Entity and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed or diligently contested in good faith by appropriate proceedings;

                  (r) If the Company or any ERISA Affiliate (as defined in
         Section 8.1(d)) (1) shall effect a complete or partial withdrawal (as defined in ERISA (as defined in Section 8.1(d)) Sections 4203 or 4205) from a Multiemployer Plan (as defined in Section 8.1(d)), if such withdrawal could subject either the Company or any ERISA Affiliate to liability; (2) shall fail to pay when due an amount that is payable by it to the PBGC (as defined in Section 8.1(d)) or to an Employee Benefit Plan (as defined in Section 8.1(d)); (3) has instituted against it by a fiduciary of any Multiemployer Plan an action to enforce ERISA Section 515 and such proceedings shall not have been dismissed within thirty
         (30) days thereafter; (4) has imposed against it any tax under Code
         Section 4980B(a); (5) has assessed against it by the Secretary of Labor a civil penalty with respect to any Employee Benefit Plan under ERISA
         Section 502(c) or 502(l); (6) shall apply for a waiver of the minimum funding standards of the Code; or (7) shall permit any other event or condition to occur or exist with respect to an Employee Benefit Plan that could subject either the Company or any ERISA Affiliate to liability;

                  (s) Except as set forth in Section 7.1(d) or (e), a default by the Company or any Affiliated Entity shall occur under any agreement, document or instrument (other than this Agreement or any of the Other Agreements) now or hereafter existing, to which the Company or any Affiliated Entity is a party and the effect of such default could reasonably be expected to have a Material Adverse Effect;

                  (t) If the Company or any Affiliated Entity dissolves, liquidates (other than with respect to a Secondary Obligor upon the disposition of all of its Assets in the ordinary course of its business) or fails to maintain its corporate existence;

                  (u) Notwithstanding anything herein to the contrary, including, but not limited to the terms of Section 7.1(e), if any lender to the Company or any Affiliated Entity, or to any Subsidiary of any of the foregoing, (i) accelerates the maturity of any loan to the Company, any Affiliated Entity or any Subsidiary of any of the foregoing as a result of the Harbor Proceedings or any default by any Harbor Debtor to such lender or any other event of default (however called) arising under the terms of any Indebtedness Instrument to which any Harbor Debtor is a party or (ii) terminates any agreement to forbear or waive any default by a Harbor Debtor or any other event of default (however called) arising under the terms of any Indebtedness Instrument; or

                  (v) If any proceeding is commenced against the Company in which the amount claimed is greater than $1,000,000 and such proceeding is not dismissed with prejudice with no judgment having been entered against or other relief granted against the Company within 30 days after the filing date; or

                  (w) If, at any time within 30 days after James Sartain is not employed full-time with the Company or is no longer responsible for the day-to-day management of the Company, a replacement chosen by the Company (and reasonably satisfactory to the Majority Noteholders) is not employed full-time with the Company and responsible for the Company's day-to-day management.

                  (x) If, on or before January 5, 2000, the Company has not provided evidence to the Purchasers, satisfactory to the Majority Noteholders in their sole discretion, that simultaneously (i) the available commitment to lend under the FCAR Receivables LLC Retail Automobile Installment Loan Agreement Financing Facility dated as of March 30, 1999 (the "MBIA Warehouse Line") exceeds $40,000,000, or a substitute line of credit of like amount acceptable to the Majority Noteholders in their sole discretion is in effect (the "Substitute Line"), and (ii) the MBIA Warehouse Line, or such Substitute Line, as applicable, has a stated maturity of no earlier than December 15, 2000.

         7.2 Remedies Cumulative. All of the Purchaser's rights and remedies under this Agreement and the Other Agreements are cumulative and non-exclusive.

         7.3 Acceleration. Upon the occurrence of an Event of Default, other than in the case of an Event Default specified in Sections 7.1(h), (i), or (k), at any time thereafter during the continuance of such Event of Default, the Majority Noteholders may, by written notice to the Company, declare the Notes to be forthwith due and payable, whereupon the Notes and all other Secured Obligations shall become forthwith due and payable both as to unpaid principal and accrued interest without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein to the contrary notwithstanding. If an Event of Default specified in Sections 7.1(h), (i), or (k) occurs, the unpaid principal of and accrued interest on the Notes and all other Secured Obligations shall become and be immediately due and payable without any declaration or any other act on the part of the Majority Noteholders or any Purchaser.

         7.4 Remedies. Upon the occurrence of an Event of Default and the continuation thereof, the Majority Noteholders (or the Collateral Agent on behalf of all Purchasers) in their or its sole and absolute discretion may exercise any and all rights and remedies that it may have under this Agreement and the Other Agreements, at law or in equity.

         7.5 Injunctive Relief. The Company recognizes that upon the occurrence of an Event of Default, no remedy of law will provide adequate relief to a Purchaser, and agrees that a Purchaser shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         7.6      [Intentionally deleted]

         7.7 Subordination. This Agreement (including without limitation, exercise of the rights set forth in Sections 7.3, 7.4 and 7.5 hereof) and the Notes are subordinated in the right of payment to the prior payment in full of all principal, premium and interest due on the Senior Debt in accordance with the Subordination Agreement. In the event of any liquidation, dissolution or winding up of the Company, receivership, insolvency, bankruptcy or reorganization, all principal, premium and interest owing on the Senior Debt shall first be paid in full before any payment is made upon the indebtedness evidenced by the Notes or any other amounts payable under this Agreement or any of the Other Agreements.

8.       GENERAL

         8.1      Compliance with ERISA.

                  (a) Representations and Warranties. The Company hereby represents and warrants that:


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



                           (i) Schedule 8.1 hereto describes the Employee
                  Benefit Plans to which the Company or any of its ERISA Affiliates may have obligations;

                           (ii) each Employee Benefit Plan of the Company or any
                  of its ERISA Affiliates is in compliance in all material respects with its terms and with the applicable provisions of ERISA, the Code and all other statutes and regulations applicable thereto and each such Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to any such Employee Benefit Plan has been determined to be exempt from federal income tax under Section 501(a) of the Code;

                           (iii) neither the Company nor any of its ERISA
                  Affiliates maintains or contributes to any Employee Benefit Plan with an actuarial present value of projected benefit obligations that exceeds the fair market value of net assets available for such benefits, calculated on the basis of the actuarial assumptions specified in the most recent actuarial valuation for such Employee Benefit Plan, and no such Employee Benefit Plan provides for subsidized early retirement benefits that could materially adversely affect the funded status of such Employee Benefit Plan or Employee Benefit Plans in the event of a reduction in force or plant closing;

                           (iv) with respect to each Employee Benefit Plan that
                  is a "defined benefit plan," as defined in Section 3(35) of ERISA, the assets of each such Employee Benefit Plan are equal to or greater than the accrued benefits of the participants and beneficiaries thereunder, as determined pursuant to the actuarial methods and assumptions utilized by the PBGC in the event of a plan termination;

                           (v) neither the Company nor any of its ERISA
                  Affiliates sponsors, maintains, participates in or contributes to any employee welfare benefit plan within the meaning of
                  Section 3(1) of ERISA that provides benefits to employees after termination of employment other than as required by
                  Section 601 of ERISA; as such, neither the Company nor any of its ERISA Affiliates are currently or will in the future be subject to the accounting recognition and disclosure standards of Statement of Financial Accounting Standards No. 106 (FASB
                  106);

                           (vi) neither the Company nor any of its ERISA
                  Affiliates has breached any of the responsibilities, obligations, or duties imposed on them by ERISA or the regulations promulgated thereunder with respect to any Employee Benefit Plan;

                           (vii) neither the Company nor any ERISA Affiliate has
                  (i) failed to make a required contribution or payment to a Multiemployer Plan or (ii) made or expects to make a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan;


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



                           (viii) at the date hereof, the aggregate potential
                  withdrawal liability payment, as determined in accordance with Title IV of ERISA, of the Company and any ERISA Affiliates with respect to all Employee Benefit Plans that are Multiemployer Plans does not exceed $50,000 and, to the best of the Company's and its ERISA Affiliate's knowledge, no Multiemployer Plan is in reorganization or insolvent within the meaning of Sections 4241 or 4245 of ERISA;

                           (ix) neither the Company nor any ERISA Affiliate has
                  failed to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or other payment;

                           (x) neither the Company nor any ERISA Affiliate is
                  required to provide security to an Employee Benefit Plan under
                  Section 401(a)(29) of the Code due to an Employee Benefit Plan amendment that results in an increase in current liability for the plan year;

                           (xi) no liability to the PBGC has been, or is
                  expected by the Company or any ERISA Affiliate to be, incurred by the Company or any ERISA Affiliate, other than the payment of premiums, and there are no premium payments that have became due and which are unpaid;

                           (xii) no events have occurred in connection with any
                  Employee Benefit Plan that might constitute grounds for the termination of any such Employee Benefit Plan by the PBGC or for the appointment by any United States District Court of a trustee to administer any such Employee Benefit Plan;

                           (xiii) no Reportable Event has, in the case of any
                  Employee Benefit Plan maintained by the Company or an ERISA Affiliate other than a Multiemployer Plan, occurred and is continuing, or to the best of the Company's knowledge, has occurred and is continuing in the case of any such Employee Benefit Plan that is a Multiemployer Plan;

                           (xiv) no Employee Benefit Plan maintained by the
                  Company or an ERISA Affiliate had an Accumulated Funding Deficiency, whether or not waived, as of the last day of the most recent fiscal year of such Employee Benefit Plan or, in the case of any Multiemployer Plan, as of the most recent fiscal year of such Multiemployer Plan for which the annual reports of such Multiemployer Plan's actuaries and auditors have been received; and

                           (xv) neither the Company nor any ERISA Affiliate has
                  engaged in a Prohibited Transaction prior to the date hereof, and the execution, delivery, and carrying out of this Agreement will not involve any non-exempt Prohibited Transactions (within the meaning of Part 4 of Subtitle B of Title I of ERISA) or any transaction in connection with which a tax could be imposed pursuant to Section 4975 of the Code.

                  (b)      ERISA Reports.  The Company shall:

                           (i) as soon as possible, and in any event within
                  fifteen (15) Business Days, after the Company or an ERISA Affiliate knows or has reason to know that, regarding any Employee Benefit Plan with respect to the Company or an ERISA Affiliate, a Prohibited Transaction or a Reportable Event has occurred (whether or not the requirement for notice, if applicable, of such Reportable Event has been waived by the
                  PBGC), deliver to each Purchaser a certificate of a responsible officer of the Company setting forth the details of such Prohibited Transaction or Reportable Event, the action that the Company proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor, or the PBGC;

                           (ii) upon request of a Purchaser made from time to
                  time, deliver to the Purchaser a copy of the most recent actuarial report, funding waiver request, and annual report filed with respect to any Employee Benefit Plan maintained by the Company or an ERISA Affiliate;

                           (iii) upon request of a Purchaser made from time to
                  time, deliver to the Purchaser a copy of any Employee Benefit Plan sponsored, contributed to, participated in or maintained by the Company or any ERISA Affiliate; and

                           (iv) as soon as possible, and in any event within ten
                  (10) Business Days, after it knows or has reason to know that any of the following have occurred with respect to any Employee Benefit Plan maintained, or contributed to, by the Company or an ERISA Affiliate, deliver to each Purchaser a certificate of a responsible officer of the Company setting forth the details of the events described in (a) through (l) and the action that the Company or any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice or filing from the PBGC or other agency of the United States government with respect to such of the events described in (a) through (l): (a) any Employee Benefit Plan has been terminated; (b) the Plan Sponsor intends to terminate any Employee Benefit Plan; (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate any such Employee Benefit Plan or to appoint a trustee to administer such Employee Benefit Plan, or the Company or any ERISA Affiliate receives a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; (d) the Company or any ERISA Affiliate withdraws from any Employee Benefit Plan, or notice of any withdrawal liability is received by the Company or any ERISA Affiliate; (e) any Employee Benefit Plan has received an unfavorable determination letter from the Internal Revenue Service regarding the qualification of the Employee

                  Benefit Plan under Section 401(a) of the Code; (f) the Company or any ERISA Affiliate fails to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment or has applied for a waiver of the minimum funding standard under
                  Section 412 of the Code; (g) the imposition of any tax under Code Section 4980B(a) or the assessment by the Secretary of Labor of a civil penalty under Sections 502(c) or 502(l) of ERISA; (h) there is a partial or complete withdrawal (as described in ERISA Section 4203 or 4205) by the Company or any ERISA Affiliate from a Multiemployer Plan; (i) the Company or any ERISA Affiliate is in "default" as defined in ERISA
                  Section 4219(c)(5)) with respect to payments to a Multiemployer Plan required by reason of its complete or partial withdrawal from such Employee Benefit Plan; (j) a Multiemployer Plan is in "reorganization" or is "insolvent" (as described in Title IV of ERISA) or such Multiemployer Plan intends to terminate or has terminated under Section 4041A of ERISA; (k) the institution of a proceeding by a fiduciary of a Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA; or (1) the Company or any ERISA Affiliate has increased benefits under any existing Employee Benefit Plan or commenced contributions to an Employee Benefit Plan to which the Company or any ERISA Affiliate was not previously contributing. For purposes of this Section, the Company shall be deemed to have knowledge of all facts known by the Plan Administrator of any Employee Benefit Plan of which the Company or any ERISA Affiliate is the Plan Sponsor.

                  (c) Compliance with ERISA. The Company and its ERISA Affiliates will not (i) establish, maintain, or operate any Employee Benefit Plan that is not in compliance in all material respects with the provisions of ERISA, the Code, and all other applicable laws, and the regulations and interpretations thereunder; (ii) allow to exist any Accumulated Funding Deficiency with respect to any Employee Benefit Plan, whether or not waived; (iii) terminate any Employee Benefit Plan or withdraw or effect a partial or complete withdrawal (as described in ERISA Section 4203 or 4205) from any Multiemployer Plan, if such termination or withdrawal could subject the Company or any ERISA Affiliate to liability; (iv) fail to make any required installment or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment; (v) amend any Employee Benefit Plan so as to result in an increase in current liability for the plan year such that the Company or any ERISA Affiliate is required to provide security to such Employee Benefit Plan under Section 401(a)(29) of the Code; (vi) fail to make any contribution or payment to any Multiemployer Plan which the Company or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan; (vii) enter into any Prohibited Transaction for which a class exemption is not available or a private exemption previously has not been obtained from the Department of Labor; (viii) permit the occurrence of any Reportable Event, or any other event or condition, which could subject either the Company or any ERISA Affiliate to liability; or (ix) allow or permit to exist any other event or condition known or that reasonably should be known to the Company which event or condition could subject either the Company or any ERISA Affiliate to liability.

                  (d) Definitions. For purposes of this Section 8.1, the following definitions shall apply:

                           (i) "Accumulated Funding Deficiency" shall have the
                  meaning assigned to that term in Section 302 of ERISA.

                           (ii) "Code" shall mean the Internal Revenue Code of
                  1986, as amended.

                           (iii) "Employee Benefit Plan" shall mean an employee
                  benefit plan within the meaning of Section 3(3) of ERISA that is maintained, sponsored, participated in or contributed to by the Company or any ERISA Affiliate.

                           (iv) "ERISA" shall mean the Employee Retirement
                  Income Security Act of 1974, as amended from time to time, or any successor thereto.

                           (v) "ERISA Affiliate" shall mean any corporation,
                  trade or Business that is, along with the Company, a member of a controlled group of trades or businesses, or a member of any group of organizations, within the meaning of Sections 414(b),
                  (c), (m) or (o) of the Code, and any regulations thereunder.

                           (vi) "Multiemployer Plan" shall mean any plan
                  described in Section 3(37) or 4001(a)(3) of ERISA to which contributions are or have been made by the Company or any ERISA Affiliate.

                           (vii) "PBGC" shall mean the Pension Benefit Guaranty
                  Corporation or any governmental body succeeding to its functions.

                           (viii) "Plan Administrator" shall have the meaning
                  assigned to it in Section 3(16)(A) of ERISA.

                           (ix) "Plan Sponsor" shall have the meaning assigned
                  to it in Section 3(16)(B) of ERISA.

                           (x) "Prohibited Transaction" shall mean a transaction
                  that is prohibited under Code Section 4975 or ERISA Section 406 and not exempt under Code Section 4975 or ERISA Section 408.

                           (xi) "Reportable Event" shall mean (a) an event
                  described in Section 4043(c), 4068(a), or 4063(a) of ERISA or in the regulations thereunder, (b) receipt of a notice of withdrawal liability with respect to a Multiemployer Plan pursuant to Section 4202 of ERISA, (c) an event requiring the Company or any ERISA Affiliate to provide security for an Employee Benefit Plan under Code Section 401(a)(29), (d) any failure to make payments required by Code Section 412(m), (e) the withdrawal of the Company or any ERISA Affiliate from an Employee Benefit Plan in which it is a "substantial employer" as defined in
                  Section 4001(a)(2) of ERISA, (f) the institution of proceedings to terminate an Employee Benefit Plan by the PBGC, or (g) the filing of a notice to terminate an Employee Benefit Plan or the treatment of an amendment of an Employee Benefit Plan as a termination under Section 4041 of ERISA.

         8.2 Costs. The Company hereby agrees that it shall reimburse each Purchaser and the Collateral Agent on demand, as part of the Company's Obligations, for any and all Costs, and any amount not paid within two weeks after demand shall bear interest at the Default Rate.

         8.3 Statement. Each statement of account by a Purchaser delivered to the Company relating to the Company's Liabilities shall be presumed correct and accurate and shall constitute an account stated between the Company and the Purchaser unless the Purchaser subsequently corrects such statement of its own volition or, within thirty (30) days after the Company's receipt of said statement, the Company delivers to the Purchaser, by registered or certified mail addressed to the Purchaser at the address specified in Section 8.4, written objection thereto specifying the error or errors, if any, which the Company asserts are contained in any such statement.

         8.4 Notices. Any and all notices given in connection with this Agreement shall be deemed adequately given only if in writing (which term, for all purposes of this Agreement and the Other Agreements, shall include telecopy) and addressed to the party for whom such notices are intended at the address set forth below. All notices shall be sent by personal delivery, Federal Express or other over-night messenger service, first class registered or certified mail, postage prepaid, return receipt requested or by other means at least as fast and reliable as first class mail. A written notice shall be deemed to have been given to the recipient party on the earlier of (a) the date it shall be delivered to the address required by this Agreement; (b) the date delivery shall have been refused at the address required by this Agreement; or (c) with respect to notices sent by mail, the date as of which the postal service shall have indicated such notice to be undeliverable at the address required by this Agreement. Any and all notices referred to in this Agreement, or which either party desires to give to the other, shall be addressed as follows:

                           (i) if to any Purchaser, initially at the address set
                  forth below its name on Exhibit A hereto, and thereafter at such other address, notice of which is given in accordance with this Section 8.4; and

                           (ii) if to the Company, initially at FirstCity
                  Financial Corporation, 6400 Imperial Drive, P.O. Box 8216, Waco, Texas 76714, Attn: Chief Executive Officer, and thereafter at such other address notice of which is given in accordance with this Section 8.4.


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



         8.5 Amendments and Waivers. Except as otherwise expressly provided herein or in any Other Agreement, this Agreement and the Other Agreements may not be modified, altered, amended or waived except by an agreement in writing signed by the Company and Majority Noteholders, provided that no such modification, alteration, amendment or waiver shall, unless signed by each holder of a Note affected thereby, (i) reduce the principal of any Note; (ii) reduce the interest rate payable pursuant to any Note; (iii) postpone the date fixed for any payment of principal of or interest on any Note, (iv) make any Note payable in money other than that stated herein and in such Note, (v) release any guarantor of a Note or release all or substantially all of the collateral for the Note, (vi) modify the provisions of this Section 8.5 in a manner materially adverse to the holder of a Note or (vii) change the definition of "Majority Noteholders".

         8.6 No Implied Waiver; Remedies Cumulative. A Purchaser's failure at any time or times hereafter to require strict performance by the Company of any provision of this Agreement or any Other Agreement shall not waive, affect or diminish any right of the Purchaser thereafter to demand strict compliance and performance therewith. Any suspension or waiver by the Majority Noteholders or any Purchaser of an Event of Default or an Unmatured Default by the Company under this Agreement or any Other Agreement shall not suspend, waive or affect any other Event of Default or Unmatured Default by the Company under this Agreement or the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of the Company contained in this Agreement or the Other Agreements and no Event of Default or Unmatured Default by the Company under this Agreement or the Other Agreements shall be deemed to have been suspended or waived by the Majority Noteholders or any Purchaser unless such suspension or waiver is by an instrument in writing signed by the Majority Noteholders or (in the case of any of the same (if any) which may be suspended or waived by an individual Purchaser) the relevant Purchaser and directed to the Company specifying such suspension or waiver.

         8.7 Severability. If any provision (in whole or in part) of this Agreement or the Other Agreements or the application thereof to any person or circumstance is held invalid or unenforceable, then such provision shall be deemed modified, restricted, or reformulated to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement or the Other Agreements, as the case may require, and this Agreement and such Other Agreements shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified, restricted, or reformulated or as if such provision had not been originally incorporated herein or therein, as the case may be. The parties further agree to seek a lawful substitute for any provision found to be unlawful. If such modification, restriction or reformulation is not reasonably possible, the remainder of this Agreement and the Other Agreements and the application of such provision to other persons or circumstances will not be affected thereby and the provisions of this Agreement and the Other Agreements shall be severable in any such instance.

         8.8 Incorporation of Other Agreements. Except as otherwise provided in this Agreement and except as otherwise provided in the Other Agreements by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Other Agreements to which any Purchaser is party, the Majority Noteholders shall have the right to elect, in their sole and absolute discretion, which provision shall govern and control. Except to the extent provided to the contrary in this Agreement or in the Other Agreements to which the Purchasers are party, no termination or cancellation (regardless of cause or procedure) of this Agreement or the Other Agreements shall in any way affect or impair the powers, obligations, duties, rights and liabilities of the Company or a Purchaser in any way or respect relating to (a) any transaction or event occurring prior to such termination or cancellation, and/or (b) any of the undertakings, agreements, covenants, warranties and representations of the Company contained in this Agreement or the Other Agreements. All such undertakings, agreements, covenants, warranties and representations shall survive such termination or cancellation.

         8.9 Acceptance. This Agreement and the Other Agreements are submitted by the Company to each Purchaser (for the Purchaser's acceptance or rejection thereof) at the Purchaser's principal place of business as an offer by the Company to borrow monies from the Purchaser and shall not be binding upon the Purchaser or become effective until and unless accepted by the Purchaser, in writing, at said place of business. If so accepted by the Purchaser, this Agreement and the Other Agreements shall be deemed to have been made at said place of business. THIS AGREEMENT AND THE OTHER AGREEMENTS SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE STATE OF ILLINOIS AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT AND IN ALL OTHER RESPECTS, including, but not limited to, the legality of the interest rate and other charges, but excluding choice of law provisions and perfection of security interests, which shall be governed and controlled by the laws of the relevant jurisdiction.

         8.10 Knowledge. As used herein the phrase "to the best of the Company's knowledge" or words of such import shall mean all knowledge, including, actual knowledge and knowledge of matters which any reasonable person in such position knew or should have known, of the respective officers, directors and managers of the Company.

         8.11 Waiver by the Company. EXCEPT AS OTHERWISE PROVIDED FOR IN THIS AGREEMENT OR REQUIRED BY LAW, THE COMPANY WAIVES (A) PRESENTMENT, DEMAND AND PROTEST, NOTICE OF PROTEST, NOTICE OF PRESENTMENT, DEFAULT, NON-PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL NOTES, COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTEES AT ANY TIME HELD BY ANY OF THE PURCHASERS ON WHICH THE COMPANY MAY IN ANY WAY BE LIABLE; (B) ALL RIGHTS TO NOTICE AND A HEARING PRIOR TO A PURCHASER'S TAKING POSSESSION OR CONTROL OF, OR TO BANK REPLEVY, ATTACHMENT OR LEVY UPON THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING ANY PURCHASER

TO EXERCISE ANY OF ITS RESPECTIVE REMEDIES; AND (C) THE BENEFIT OF ALL VALUATION, APPRAISEMENT, EXTENSION AND EXEMPTION LAWS.

         8.12 Governing Law. THIS AGREEMENT HAS BEEN DELIVERED FOR ACCEPTANCE BY THE PURCHASERS IN CHICAGO, ILLINOIS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS) OF THE STATE OF ILLINOIS. TO THE EXTENT PERMITTED BY APPLICABLE LAW THE COMPANY HEREBY (a) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN CHICAGO, ILLINOIS OVER ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS AGREEMENT; (b) IRREVOCABLY WAIVES THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT; (c) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (d) AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST THE PURCHASERS OR ANY OF THEIR RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY, CONCERNING ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT OTHER THAN ONE LOCATED IN COOK COUNTY, ILLINOIS. NOTHING IN THIS SECTION SHALL AFFECT OR IMPAIR A PURCHASER'S RIGHT TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR PURCHASER'S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE COMPANY OR THE COMPANY'S PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

         8.13 Waiver of Marshalling. All rights of marshalling of assets of the Company, including any such right with respect to the Pledged Property, are hereby waived by the Company.

         8.14 Limitation by Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

         8.15 Survival of Representations, Warranties and Covenants. All representations, warranties and covenants contained in this Agreement or made in writing by the Company in connection herewith shall survive the execution and delivery of this Agreement and consummation of the transactions contemplated hereby, including without limitation repayment of the Secured Obligations. Any investigation by a Purchaser shall not diminish in any respect whatsoever its rights to rely on such representations and warranties.

         8.16 Service of Process. The Company hereby irrevocably appoints and designates CT Corporation System, Inc., 208 S. LaSalle Street, Chicago, Illinois 60604 as its true and lawful attorney-in-fact and duly authorized agent for service of legal process and agrees that service of such process upon such agent and attorney-in-fact shall constitute personal service of such process upon the Company.

         8.17 Representation by Counsel. The Company hereby represents that it has been represented by competent counsel of its choice in the negotiation and execution of this Agreement and the Other Agreements; that it has read and fully understood the terms hereof and thereof; the Company and its counsel have been afforded an opportunity to review, negotiate and modify the terms of this Agreement and the Other Agreements, and that it intends to be bound hereby and thereby. In accordance with the foregoing, the general rule of construction to the effect that any ambiguities in a contract are to be resolved against the party drafting the contract shall not be employed in the construction and interpretation of this Agreement and the Other Agreements.

         8.18 Release of the Purchasers. THE COMPANY RELEASES EACH PURCHASER FROM ANY AND ALL CAUSES OF ACTION OR CLAIMS WHICH THE COMPANY MAY NOW OR HEREAFTER HAVE FOR ANY ASSERTED LOSS OR DAMAGE TO THE COMPANY CLAIMED TO BE CAUSED BY OR ARISING FROM ANY ACT OR OMISSION TO ACT ON THE PART OF THE PURCHASER, ITS OFFICERS, AGENTS OR EMPLOYEES, EXCEPT FOR WILLFUL MISCONDUCT OR GROSS NEGLIGENCE AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION.

         8.19 Invalidated Payments. To the extent that a Purchaser receives any payment on account of the Secured Obligations and any such payment(s) and/or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) or proceeds received, the Secured Obligations or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment(s) and/or proceeds had not been received by the Purchaser and applied on account of the Secured Obligations.

         8.20 Headings. The descriptive headings of the various provisions of this Agreement and the Other Agreements are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof or thereof.

         8.21 Counterparts. This Agreement and the Other Agreements may be executed in any number of counterparts, and by the different parties hereto and thereto on the same or separate counterparts, each of which when so executed and delivered shall be deemed to be an original; all the counterparts for each such document shall together constitute one and the same agreement.

         8.22 Fax Execution. For purposes of negotiating and finalizing this Agreement and the Other Agreements (including any subsequent Modifications hereto or thereto), any signed document transmitted by facsimile machine ("FAX") shall be treated in all manner and respects as an original document. The signature of any party by FAX shall be considered for these purposes as an original signature. Any such FAX document shall be considered to have the same binding legal effect as an original document. At the request of either party, any FAX document subject to this Agreement shall be re-executed by both parties in an original form but no such request shall in any way alter the binding nature of the faxed signature. The undersigned parties hereby agree that neither shall raise the use of the FAX or the fact that any signature or document was transmitted or communicated through the use of a FAX as a defense to the formation of this Agreement or any Other Agreement.

         8.23 No Third Party Beneficiaries. This Agreement is solely for the benefit of the Purchasers, the Company and their respective successors and assigns (except as otherwise expressly provided herein) and nothing contained herein shall be deemed to confer upon any Person other than the Company and the Purchasers and their respective successors and assigns any right to insist on or to enforce the performance or observance of any of the obligations contained herein. All conditions to the obligations of the Purchasers hereunder are imposed solely and exclusively for the benefit of the Purchasers and their respective successors and assigns and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms and no other Persons shall under any circumstances be deemed to be a beneficiary of such conditions.

         8.24 Domicile of Note. A Purchaser may make, maintain or transfer the Notes acquired by it hereunder to, or for the account of, any branch office, Subsidiary or Affiliate of the Purchaser.

         8.25 Entire Agreement. This Agreement and the Other Agreements constitute the entire agreement of the Company and the Purchasers with respect to the subject matter hereof and supersede all prior and contemporaneous negotiations, agreements, understandings and communications. No representation, understanding, promise or condition concerning the subject matter hereof shall be binding upon the Purchasers unless expressed herein or therein. No course of dealing, course or performance, trade usage or parole evidence of any nature, whether based on actions, omissions or circumstances occurring or existing heretofore or hereafter, may be used in any way to alter or supplement the terms hereof.

         8.26     Construction.

                  (a) In this Agreement, unless the context otherwise clearly requires, references to the plural include the singular, the singular the plural, and the part the whole; the neuter case includes the masculine and feminine cases; and "or" is not exclusive. In this Agreement, any references to property (and similar terms) include an interest in such property (or other item referred to); "include," "includes," "including" and similar terms are not limiting; and "hereof," "herein," "hereunder" and similar terms refer to this Agreement as a whole and not to any particular provision; and "expenses," "costs," "out-of-pocket expenses" and similar terms include the charges of in-house counsel, auditors and other professionals of the relevant Person to the extent that such amounts are routinely identified and charged under such Person's cost accounting system. Section and other references in this Agreement are to this Agreement unless otherwise specified.

                  (b) The Company expressly agrees that for purposes of this Agreement and each and every Other Agreement: (i) this Agreement and each and every Other Agreement shall be a "credit agreement" under the Illinois Credit Agreements Act, 815 ILCS 160/1 et. seq. (the "Act"); (ii) the Act applies to this transaction including, but not limited to, the execution of this Agreement and each and every Other Agreement; and (iii) any action on or in any way related to this Agreement and each and every Other Agreement shall be governed by the Act.

                  (c) Whenever a schedule is referred to herein as "attached hereto" (or like language) and the same information is included on an identical or substantially identical schedule to the Loan Agreement, said schedule need not be attached hereto but shall be deemed to refer to the identical or substantially identical schedule attached to the Loan Agreement on the Closing Date (as such schedule shall from time to time be amended with the consent of the Majority Noteholders).

                  (d) Notwithstanding anything to the contrary contained herein or in any of the Loan Documents, unless the Company or a Purchaser otherwise requests with respect to any specific exhibit, exhibits to this Agreement shall not be required to be attached to the execution or any other copy of this Agreement, and any references in this Agreement or the other Loan Documents to such exhibits as "Exhibits hereto," "Exhibits to this Agreement" or words of similar effect shall be deemed to refer to such document as executed by the relevant parties and delivered on the Closing Date.

         8.27 Successors and Assigns. (a) This Agreement shall be binding upon and shall inure to the benefit of the Company, the Purchasers, all future holders of Notes and their respective successors and assigns, provided that the Company may not sell, assign or transfer this Agreement or the Other Agreements or any portion thereof, including, without limitation, the Company's rights, titles, interests, remedies, powers and/or duties hereunder or thereunder. The Company hereby consents to a Purchaser's sale, assignment, transfer or other disposition, at any time and from time to time hereafter, of this Agreement or the Other Agreements, or of any portion thereof or participation therein, including, without limitation, the Purchaser's rights, titles, interests, remedies, powers and/or duties; provided that no such sale, assignment, transfer or other disposition shall be made (at any time when no Event of Default exists) to a financial institution (other than an Affiliate of IFA) that is a direct competitor of the Company without the Company's prior written consent. Without limitation of the foregoing, a Purchaser (and any successive assignee or transferee) from time to time may assign or otherwise transfer all or any portion of its rights or obligations under this Agreement and any Other Agreement (including all or any portion of any commitment to extend credit), or any Secured Obligations, to any other Person, and such Secured Obligations (including any Secured Obligations resulting from extension of credit by such other Person under or in connection with this Agreement and the Other Agreements) shall be and remain Secured Obligations entitled to the benefit of this Agreement and the Other Agreements, and to the extent of its interest in such Secured Obligations such other Person shall be vested with all the benefits in respect thereof granted to the Purchasers pursuant to this Agreement and the Other Agreements or otherwise.

                  (b) References in this Agreement to "Purchasers" or to more than one Purchaser shall be deemed to refer to the sole Purchaser whenever there is only one.


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



                  (c) If there at any time is more than one Purchaser party to this Agreement or otherwise bound by the provisions of this Agreement, the obligations of the Purchasers shall be several and not joint and each Purchaser shall (except in decisions requiring the vote or consent of Majority Noteholders) be deemed to be acting severally and not jointly and as to itself only.

                  (d) The Company authorizes each Purchaser to disclose to any Person to whom such Purchaser proposes to sell, assign, transfer or other dispose of said Purchaser's rights (each such Person, a "transferee") under this Agreement or its Note, in whole or in part, any and all financial and other information in such Purchaser's possession concerning the Company and its Affiliates which has been or may be delivered to such Purchaser by or on behalf of the Company in connection with this Agreement or any other Loan Document or such Purchaser's credit evaluation of the Company and its Affiliates. Prior to disclosing such financial information and other information to transferees or prospective transferees, as applicable, such Purchaser shall require that the transferee or prospective transferee enter into a confidentiality agreement pursuant to which such transferee or prospective transferee shall covenant to keep confidential all such information.

         8.28     Texas Language.

                  (A) THIS WRITTEN AGREEMENT (TOGETHER WITH THE OTHER LOAN DOCUMENTS) REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE MATTERS COVERED HEREBY AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR
SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

                  (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

         8.29     Waiver of Trial by Jury.

                  (a) TO THE EXTENT PERMITTED BY LAW, THE COMPANY AND THE PURCHASERS EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE COMPANY, ANY OTHER LOAN PARTY, ANY PURCHASER, ANY SUBSEQUENT HOLDER OF A NOTE OR ANY LENDER IN CONNECTION HEREWITH OR IN CONNECTION WITH ANY OTHER AGREEMENT. THE COMPANY HEREBY EXPRESSLY ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PURCHASERS TO ACQUIRE THE NOTES.


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



                  (b) The provisions of this Section 8.29 shall also apply with respect to any disputes between or among any or all of the Purchasers, whether the Company is a party to such dispute or not.

         8.30 Waiver of Claims. The Company hereby acknowledges, agrees and affirms that it possesses no claims, defenses, offsets, recoupments or counterclaims of any kind or nature against or with respect to the enforcement of this Agreement or any Other Agreement or any Modifications hereof or thereof (collectively, the "Claims"), nor does the Company now have knowledge of any facts that would or might give rise to any Claims. If facts now exist which would or could give rise to any Claim against or with respect to the enforcement of this Agreement or any Other Agreement, the Company hereby unconditionally, irrevocably and unequivocally waives and fully releases any and all such Claims as if such Claims were the subject of a lawsuit, adjudicated to final judgment from which no appeal could be taken and therein dismissed with prejudice.

         8.31     No Agency or Partnership.

                  (a) Each Purchaser hereby acknowledges that, notwithstanding that certain provisions of this Agreement provide that certain actions may not be taken without, or that certain actions may only be taken with, the consent of the Majority Noteholders, none of the Majority Noteholders shall have any obligation (fiduciary or otherwise) to any Purchaser in taking or not taking (or as a result of taking or not taking) any such action or giving or not giving (or as a result of giving or not giving) any such consent.

                  (b) Without limiting the generality of the foregoing, no action taken by the Majority Noteholders or any of them shall constitute the Majority Noteholders or any of them as an agent of any Purchaser, nor shall anything contained herein be construed to create a partnership between or among any of the Purchasers or otherwise constitute any Purchaser a partner of any other Purchaser.

                  (c) Each Purchaser hereby acknowledges that Bank of Scotland, an Affiliate of IFA, is a Lender and, as such (among other things), a holder of Senior Debt.

         8.32 Application of Payments. Monies received in payment of the Notes (by application of collateral proceeds or otherwise) shall (after deducting all fees, if any, payable to the Collateral Agent in respect thereof and all unreimbursed expenses of the Collateral Agent if any) be applied to all Notes on a pro rata basis based on the principal amount of each such Note then outstanding.

         8.33 Assignment of UCCs. If the Senior Debt is at any time paid in full while any of the Secured Obligations are outstanding, the Company hereby authorizes and directs (to the extent permitted by applicable law) the Lenders to assign (to the extent permitted by applicable law) to the Collateral Agent (or to such other Person designated by the Majority Noteholders) any and all UCC- 1 and other financing statements that list any Loan Party as a debtor and the Lenders or any of them as secured party, which financing statement(s) has been filed by such Lender or Lenders in connection with the Loan Agreement or any document related thereto.


9.       INDEMNIFICATION; SET OFF

         9.1 Indemnification. THE COMPANY HEREBY AGREES TO REIMBURSE AND INDEMNIFY EACH PURCHASER AND ITS RESPECTIVE AGENTS, EMPLOYEES AND ASSIGNS (COLLECTIVELY, THE "INDEMNIFIED PARTIES") FROM AND AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, EXPENSES, OBLIGATIONS, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, THE FEES AND DISBURSEMENTS OF COUNSEL FOR SUCH INDEMNIFIED PARTY IN CONNECTION WITH ANY INVESTIGATIVE, ADMINISTRATIVE OR JUDICIAL PROCEEDING COMMENCED OR THREATENED, WHETHER OR NOT SUCH INDEMNIFIED PARTY SHALL BE DESIGNATED A PARTY THERETO) THAT MAY AT ANY TIME BE IMPOSED ON, ASSERTED AGAINST OR INCURRED BY SUCH INDEMNIFIED PARTY AS A RESULT OF, OR ARISING OUT OF, OR IN ANY WAY RELATED TO OR BY REASON OF, THIS AGREEMENT OR ANY OTHER AGREEMENT, ANY TRANSACTION FROM TIME TO TIME CONTEMPLATED HEREBY OR THEREBY, OR ANY TRANSACTION FINANCED IN WHOLE OR IN PART OR DIRECTLY OR INDIRECTLY WITH THE PROCEEDS OF ANY NOTE (AND WITHOUT IN ANY WAY LIMITING THE GENERALITY OF THE FOREGOING, INCLUDING ANY VIOLATION OR BREACH OF ANY ENVIRONMENTAL LAW OR ANY OTHER LAW BY THE COMPANY OR ANY OTHER LOAN PARTY; ANY ENVIRONMENTAL CLAIM ARISING OUT OF THE MANAGEMENT, USE, CONTROL, OWNERSHIP OR OPERATION OF PROPERTY BY ANY OF SUCH PERSONS, INCLUDING ALL ON-SITE AND OFF-SITE ACTIVITIES INVOLVING HAZARDOUS MATERIALS; ANY GRANT OF PLEDGED PROPERTY; OR ANY EXERCISE BY A PURCHASER OF ANY OF ITS RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY OTHER AGREEMENT), BUT EXCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES, EXPENSES, OBLIGATIONS, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS OR DISBURSEMENTS RESULTING SOLELY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY, AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION. IF AND TO THE EXTENT THAT THE FOREGOING OBLIGATIONS OF THE COMPANY UNDER THIS SECTION 9.1, OR ANY OTHER INDEMNIFICATION OBLIGATION OF THE COMPANY HEREUNDER OR UNDER ANY OTHER AGREEMENT, ARE UNENFORCEABLE FOR ANY REASON, THE COMPANY HEREBY AGREES TO MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION OF SUCH OBLIGATIONS WHICH IS PERMISSIBLE UNDER APPLICABLE LAW.

         9.2 Set-Off. The Company hereby agrees that if any Secured Obligation shall be due and payable (by acceleration or otherwise) after the occurrence of an Event of Default and during the


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



continuation thereof, a Purchaser shall have the right, without notice to the Company, to set-off against and to appropriate and apply to such Secured Obligation any obligation of any nature owing to the Company, including but not limited to all deposits (whether time or demand, general or special, provisionally credited or finally credited, whether or not evidenced by a certificate of deposit) now or hereafter maintained by the Company with a Purchaser. Such right shall be absolute and unconditional in all circumstances and, without limitation, shall exist whether or not a Purchaser or any other Person shall have given notice or made any demand to the Company or any other Person, whether such obligation owed to the Company is contingent, absolute, matured or unmatured (it being agreed that a Purchaser may deem such obligation to be then due and payable at the time of such setoff), and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to a Purchaser or any other Person. The rights provided by this Section 9.2 are in addition to any other rights of set-off and bankers' lien and all other rights and remedies which a Purchaser may otherwise have under this Agreement, any Other Agreement, at law or in equity or otherwise, and nothing in this Agreement or any Other Agreement or any document, certificate or agreement related hereto or thereto (the foregoing, including this Agreement and the

Other Agreements, the "Loan Documents") shall be deemed a waiver or prohibition of or restriction on the rights of set-off or bankers' lien of any such Person.

10.      AGENT

         10.1 Appointment. The Purchasers hereby irrevocably appoint IFA to act as their collateral agent (in such capacity, the "Collateral Agent") under the Guaranties, the Security Agreements and the Pledge Agreement and under any other Loan Document pursuant to which IFA is designated as acting as collateral agent and in respect of which IFA has agreed to act in that capacity (each of the foregoing agreements, a "Collateral Agent Document"). Each Purchaser hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Collateral Agent to take such action on its behalf under the provisions of the Collateral Agent Documents and any other instruments and agreements referred to therein and to exercise such powers thereunder as are specifically delegated to or required of it by the terms thereof and such other powers as are reasonably incidental thereto. The Collateral Agent may perform any of its duties under any of the Loan Documents by or through its agents or employees.

         10.2 Nature of Duties. The Collateral Agent shall have no duties or responsibilities except those expressly set forth in the Collateral Agent Documents. Neither the Collateral Agent nor any of its officers, directors, employees or agents shall be liable to any Bank for any action taken or omitted by it under any of the Loan Documents, or in connection therewith unless caused by its or their gross negligence or willful misconduct. Nothing in the Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of the Loan Documents except as expressly set forth therein. The duties of the Collateral Agent under the Collateral Agent Documents shall be mechanical and administrative in nature and the Collateral Agent shall not have by reason of its duties under the Collateral Agent Documents a fiduciary relationship in respect of any Purchaser.

         10.3 Lack of Reliance. Independently and without reliance on the Collateral Agent, each Purchaser to the extent it deems appropriate has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the purchase of its Note and the continuance of the obligations of the Company thereunder and the taking or not taking of any action in connection herewith or therewith, (ii) its own appraisal of the credit worthiness of the Loan Parties and (iii) its own independent investigation and appraisal of the Pledged Property; and the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Purchaser with any credit or other information with respect thereto, whether coming into its possession before the date hereof or at any time or times thereafter. The Collateral Agent shall not be responsible to any Bank for any recitals, statements, representations or warranties herein or in any certificate or other document delivered in connection herewith or for the authorization, execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, or sufficiency of any of the Loan Documents, the financial condition of the Loan Parties or the condition of any of the Pledged Property, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of any of the Loan Documents, the financial condition of the Loan Parties or the existence or possible existence of any Event of Default or Unmatured Default.

         10.4 Certain Rights. If the Collateral Agent requests instructions from the Purchasers or Majority Noteholders with respect to any interpretation, act or action (including failure to act in connection with any Loan Document) the Collateral Agent shall be entitled to refrain from such act or taking such actions unless and until it shall have received instructions from the Purchasers or the Majority Noteholders, as the case may be; and the Collateral Agent shall not incur liability to any Person by so refraining. Without limiting the foregoing, no Purchaser shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting under any of the Loan Documents in accordance with the instructions of the Majority Noteholders or all Purchasers if the Collateral Agent determines in its sole discretion to seek such instructions. The Collateral Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless, if it requests, it shall first be indemnified to its satisfaction by the Purchasers against any and all liability and expense which may be incurred by it by reason of taking, continuing to take or not taking any such action.

         10.5 Reliance. The Collateral Agent shall be entitled to rely upon any written notice or any telephone message believed by it to be genuine or correct and to have been signed, sent or made by the proper Person, and, with respect to all legal matters pertaining to the Loan Documents and its duties thereunder, upon advice of counsel selected by it.

         10.6 Indemnification. TO THE EXTENT THE COLLATERAL AGENT IS NOT REIMBURSED OR INDEMNIFIED BY THE COMPANY, THE PURCHASERS WILL REIMBURSE AND/OR INDEMNIFY THE COLLATERAL AGENT, IN PROPORTION TO THE OUTSTANDING PRINCIPAL BALANCES OF THEIR NOTES, FOR AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED OR SUSTAINED BY OR ASSERTED AGAINST THE COLLATERAL AGENT, ACTING PURSUANT HERETO OR ANY OF THE OTHER LOAN DOCUMENTS IN ITS CAPACITY PROVIDED FOR IN THIS SECTION 10, IN ANY WAY RELATING TO OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS, PROVIDED, HOWEVER, THAT NO PURCHASER SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM THE COLLATERAL AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. The obligations of the Purchasers under this
Section 10 shall survive the termination of this Agreement and the payment in full of the Notes.

         10.7 Collateral Agent, Individually. With respect to any Note issued to or held by it, the Collateral Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Purchaser or holder of a Note. The terms "Purchaser" or "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, not exclude the Collateral Agent in its individual capacity as a Purchaser or holder of a Note. The Collateral Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Loan Party or any of its Subsidiaries as if it were not acting pursuant hereto, and may accept fees and other consideration from any Loan Party or any of its Subsidiaries for services as Collateral Agent in connection with the Loan Documents and for services otherwise than as the Collateral Agent without having to account for the same to the Purchasers.

         10.8 Holders of Notes. The Collateral Agent may deem and treat the last Person identified to it as a holder of Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been received by the Collateral Agent, and any request, authority or consent of any such Person, who at the time of making such request or of giving such authority or consent is so deemed by the Collateral Agent to be the payee of any Note, shall be conclusive and binding on any subsequent holder, transferee, assignee or payee of such Note or of any Note or Notes issued in exchange therefor.

         10.9 Resignation. The Collateral Agent may resign at any time from the performance of all its functions and duties as Collateral Agent by giving 30 days prior written notice to the Company and each Purchaser. Such resignation shall take effect upon the expiration of such 30 day period or upon the earlier appointment of a successor. In case of the resignation of the Collateral Agent, the Majority Noteholders may appoint a successor by a written instrument signed by the Majority Noteholders. Any successor shall execute and deliver to the Collateral Agent an instrument accepting such appointment, and thereupon such successor, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of the Collateral Agent hereunder and with like effect as if originally named as "Collateral Agent" herein and therein, and upon request (and at the expense of the Purchasers), the predecessor Collateral Agent shall take all actions and execute all documents necessary to give effect to the foregoing. In the event the Collateral Agent's resignation becomes effective at a time when no successor has been named, all powers specifically delegated to the Collateral Agent may be exercised by the Majority Noteholders and the Majority Noteholders shall be entitled to all rights of the Collateral Agent hereunder and under the other Loan Documents..

         10.10 Reimbursement. Without limiting the provisions of Section 10, the Purchasers and the Collateral Agent hereby agree that the Collateral Agent shall not be obligated to make available to any Person any sum which the Collateral Agent is expecting to receive for the account of that Person until the Collateral Agent has determined that it has received that sum. The Collateral Agent may, however, disburse funds prior to determining that the sums which the Collateral Agent expects to receive have been finally and unconditionally paid to the Collateral Agent, if the Collateral Agent wishes to do so. If and to the extent that the Collateral Agent does disburse funds and it later becomes apparent that the Collateral Agent did not then receive a payment in an amount equal to the sum paid out, then any Person to whom the Collateral Agent made the funds available shall, on demand from the Collateral Agent:

                  (a) refund the Collateral Agent the sum paid to that Person;
         and

                  (b) reimburse the Collateral Agent for the additional amount certified by the Collateral Agent as being necessary to indemnify the Collateral Agent against any funding or other cost, loss, expense or liability sustained or incurred by the Collateral Agent as a result of paying out the sums before receiving it.

         11.1 Additional Item. Notwithstanding anything to the contrary herein, Purchasers hereby consent to Company, as sponsor, entering into a Sale and Servicing Agreement, Servicing Assumption Agreement, Insurance Agreement and Indemnification Agreement relating to the FirstCity Auto Receivables Trust 1999-2 Asset Backed Notes and Asset Backed Certificates issued in connection with the securitization described in the Summary of Terms attached as Schedule
9.31 to the Loan Agreement which sets forth the general terms of the securitization.

         As part of and in connection with that consent, Purchasers recognize that pursuant to the Sale and Servicing Agreement, Servicing Assumption Agreement, Insurance Agreement and Indemnification Agreement, Company, as sponsor, will be responsible to purchase any nonconforming contract in the event that the seller, the servicer, or the related originator fails to repurchase any contract which is required to be repurchased under Article III of the Sale and Servicing Agreement and the definitions section of the Sale and Servicing Agreement and that the Company has additional responsibilities related to transfer of servicing.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                              FIRSTCITY FINANCIAL CORPORATION


                              By:/s/ J. Bryan Baker
                                 --------------------------------
                                 J. Bryan Baker
                                 Vice President and Treasurer


                              IFA INCORPORATED, in its individual
                              capacity as a Purchaser and as Collateral Agent

                              By: /s/ James Halley
                                 --------------------------------
                                       Name:  James Halley
                                       Title: President

                                                                       EXHIBIT A



                                   Dollar Amount
Name and Address of Purchasers        of Notes            No. of Warrants
                                                      Initial           Option
                                                      -------           ------

IFA Incorporated                  $25,000,000         425,000         1,975,000
1901 North Roselle Rd                                 (voting           (non-
Schaumberg, IL 60195                                  shares)           voting
Attn:  President                                                        share)
FAX (847) 882-5003

                      SCHEDULE OF EXHIBITS AND SCHEDULES**

         Exhibit A             Name and Address of the Purchasers
         Exhibit B             Form of Note
         Exhibit C             Form of Warrant
         Exhibit D             Form of Option

  Schedule 1.1(cc)       Specific Extraordinary Transactions
  Schedule 1.1 (aaaa)    Schedule of Secondary Obligors
  Schedule 4.1           Schedule of Guarantees
  Schedule 4.2(a)        Schedule of Excluded Notes
  Schedule 4.2(b)        Schedule of Note Pledge Agreements and Pledged Notes
  Schedule 4.3(a)        Schedule of Excluded Entities
  Schedule 4.3(b)        Schedule of Stock Pledge Agreements
  Schedule 4.4           Schedule of Security Agreements
  Schedule 5.1(a)(i)     Schedule of Jurisdictions in which the Company Has
                         Qualified to do Business
  Schedule               5.1(a)(ii) Schedule of Jurisdictions in which
                         each Affiliated Entity has qualified to do business.
  Schedule 5.1(e)        Schedule of Shareholders, Stock and Options
  Schedule 5.1(f)        Schedule of Fictitious Names
  Schedule 5.1(g)        Schedule of Certain Permitted Liens
  Schedule 5.1(j)        Schedule of Government Contracts
  Schedule 5.1(l)        Required Consents
  Schedule 5.1(o)        Defaults
  Schedule 5.1(s)        Schedule of Other Indebtedness
  Schedule 5.1(t)        Schedule of Affiliate Indebtedness
  Schedule 5.1(u)        Affiliate Notes

--------
** Unless otherwise indicated (and as more fully provided in Section 8.26 of this Agreement), the schedules attached to the Loan Agreement on the Closing Date which have the same or substantially the same information as those set forth above shall be deemed to have been attached to this Agreement on the Closing as the above schedules.

  Schedule 5.1(u)(iii)   Schedule of Future Affiliate Notes (to be delivered
                         post-closing as they arise)
  Schedule 5.1(w)        Schedule of Affiliates

  Schedule 6.3(j)        Fee Agreements
  Schedule 6.3(l)        Guaranty Equivalents
  Schedule 7.1(f)        Cross Default Agreements
  Schedule 9.1           ERISA Matters